Exhibit 10.8

LEASE

OF PREMISES AT CAMBRIDGE DISCOVERY PARK

CAMBRIDGE, MASSACHUSETTS

FROM

TBCI, LLC, AS TRUSTEE OF 100 DISCOVERY PARK REALTY TRUST

TO

GENOCEA BIOSCIENCES, INC.

i

ii

Exhibits:

A –1	Property Description (Project)
A – 2	Property Description (Parcel 100)
B	Site Plan
C	Building Floor Plan (Fifth Floor)
C – 1	Building Floor Plan (First Floor)
D	Rules and Regulations
E	Form of Letter of Credit
F	Secretary’s Certificate

iii

SUMMARY OF BASIC TERMS

LEASE

OF PREMISES AT CAMBRIDGE DISCOVERY PARK,
CAMBRIDGE, MASSACHUSETTS

TO

GENOCEA BIOSCIENCES, INC.

DATED AS OF JULY 3, 2012

The following is a summary of certain basic terms of this Lease which is intended for the convenience and reference of the parties.  Capitalized terms used, but not defined, in this Summary of Basic Terms, have their defined meanings in this Lease.  In addition, some of the following items or terms are incorporated into this Lease by reference to the item or term or to this ‘Summary of Basic Terms”.

1.                                      Landlord:  TBCI, LLC, a Massachusetts limited liability company, as Trustee of 100 Discovery Park Realty Trust, a Massachusetts nominee trust.

2.                                      Tenant:  Genocea Biosciences, Inc., a Delaware corporation.

3A.                             Premises:  All of the leasable space on the fifth floor of the Building, as depicted on Exhibit C and a storage room on the first floor of the Building, as depicted on Exhibit C-1.  The Building and the Other Buildings which are currently part of the Project are depicted on Exhibit B.

3B.                             Building:  The six-floor building identified as Building 100 on Exhibit B.

3C.                             Project:  The land described in Exhibit A-1 and depicted on Exhibit B (the “Land”), together with the Building, the Other Buildings and any other improvements now or hereafter thereon, now commonly known as Cambridge Discovery Park, Cambridge, Massachusetts, together with other areas used from time to time for parking for the Buildings.  The fee simple interest in the Land is owned by BHX, LLC, as Trustee of Acorn Park Holdings Realty Trust, a Massachusetts nominee trust (“Ground Lessor”).  Ground Lessor has submitted the entire Project to an Amended and Restated Declaration of Easements, Covenants, Conditions and Restrictions for Cambridge Discovery Park (as the same may be amended from time to time, the “Declaration”) dated December 21, 2009, recorded with the Middlesex South District Registry of Deeds in Book 54081, Page 298 and filed with the Middlesex South Registry District of the Land Court as Document No. 1522053.  Ground Lessor has leased the portion of the Land on which the Building is situated, being more particularly described in Exhibit A-2 (“Parcel 100”), subject to and with the benefit of the Declaration, to Landlord pursuant to a Ground Lease dated March 22, 2005 by Ground Lessor and Landlord, notice of which is recorded with the Middlesex South District Registry of Deeds in Book 44910, Page 119 and filed with the Middlesex South Registry District of the Land Court as Document No. 1349427.

3D.                             Leasable Square Footage of the Premises:  (which includes a proportionate share of the Floor Area of the Common Areas of the Building, as provided for in this Lease).  An agreed upon 23,666 square feet.

3E.                              Leasable Square Footage of the Building:  An agreed upon 128,601 square feet.

3F.                               Leasable Square Footage of the Project:  An agreed upon 330,457 square feet, consisting of (i) an agreed upon 128,601 square feet in the Building, and (ii) an agreed upon 201,856 square feet in the Other Buildings.  The Leasable Square Footage of the Project may change from time to time as additional Other Buildings are constructed.

4.                                      Allowance:  Landlord shall provide Tenant an allowance for the payment of costs of alterations and improvements to the Premises (the “Allowance”) equal to $10 per square foot multiplied by the Leasable Square Footage of the Premises ($236,660.00).

5.                                      Lease Term:  From March 1, 2014 through February 28, 2017.

6.                                      Permitted Use:  Subject to applicable Legal Requirements, the Premises may be used for general office, vivarium, and laboratory purposes only and for no other purpose.

7.                                      Security Deposit:  $315,546.68, in the form of cash or letter of credit.

8.                                      Tenant’s Parking Allocation:  35 parking spaces, which spaces shall be allocated and available to Tenant throughout the Lease Term, provided that Tenant may, by written notice given to Landlord not later than December 31, 2013, reduce Tenant’s Parking Allocation on a one-time basis to not less than 25 parking spaces as specified in such notice.

9.                                      Base Rent:  Base Rent shall be as follows:

PERIOD	ANNUAL RATE	MONTHLY RATE	PSF RATE
March 1, 2014 - August 31, 2014	$740,000.00	$61,666.67	$40.00
September 1, 2014 - February 28, 2015	$946,640.00	$78,886.67	$40.00
March 1, 2015 - February 29, 2016	$982,139.00	$81,844.92	541.50
March 1, 2016 - February 28, 2017	$1,017,638.00	$84,803.17	$43.00

NOTE:  The Base Rent for the period March 1, 2014 - August 31, 2014 is based on 18,500 square feet.

10A.                      Additional Rent:  (a) Tenant’s Project Share of (i) Project Taxes, (ii) Project Insurance Costs and (iii) Project Operating Costs, (b) Tenant’s Building Share of (i) Building Taxes, (ii) Building Insurance Costs and (iii) Building Operating Costs, (c) Tenant’s Utility Costs (to the extent not paid directly to the utility provider), and/or (d) Other Additional Rent.

10B.                      Tenant’s Utility Costs:  Tenant shall be responsible for the payment of the costs of all utility services provided to the Premises and/or the HVAC equipment and systems exclusively serving the Premises (“Tenant’s Utility Costs”), as provided in Section 4.6.

10C.                     Other Additional Rent:  Includes all fees, charges (including parking charges), expenses, fines, assessments, interest or other sums payable by Tenant pursuant to this Lease other than (a) Tenant’s Project Share of (i) Project Taxes, (ii) Project Insurance Costs and (iii) Project Operating Costs, (b) Tenant’s Building Share of (i) Building Taxes, (ii) Building Insurance Costs and (iii) Building Operating Costs and (c) Tenant’s Utility Costs due under this Lease.

11.                               Utilities:  To be separately metered or submetered to the Premises.

12.                               Brokers:  The Bulfinch Companies, Inc., having an office at First Needham Place, 250 First Avenue, Suite 200, Needham, MA 02494-2805, and Colliers International, having an office at 160 Federal Street, Boston, MA 02110.

13A.                      Tenant’s Address For Notices, Telephone Number, Fax Number and Taxpayer Identification No.:

Prior to the commencement of Tenant’s sublease with FoldRx:

Robert E. Farrell, Jr., CPA
Genocea Biosciences
Vice President Finance and Admin.
161 First St.
Cambridge, MA 02139
Telephone:  (617) 876-8191; Fax:  (617) 500-0969

After the commencement of Tenant’s sublease with FoldRx:

Genocea Biosciences, Inc.
100 Discovery Park, 5th Floor
Cambridge, MA 02140
Attn:  Robert E. Farrell, Jr., CPA
Telephone:  (617) 876-8191; Fax:  (617) 876-8192

Tenant T.I.D.  51-0596811

with a copy to

Anderson & Kreiger LLP
One Canal Park, Suite 200
Cambridge, MA 02141
Attn:  David L Wiener
Telephone:  (617) 621-6500; Fax:  (617) 621-6670

136.                        Landlord’s Address for Notices:

TBCI, LLC, as Trustee of 100 Discovery Park Realty Trust
c/o The Bulfinch Companies, Inc.
First Needham Place
250 First Avenue, Suite 200
Needham, MA 02494
Attention: Robert A. Schlager
Telephone:  (781) 707-4000; Fax:  (781) 707-4001

with a copy to

TBCI, LLC, as Trustee of 100 Discovery Park Realty Trust
c/o The Bulfinch Companies, Inc.
First Needham Place
250 First Avenue, Suite 200
Needham, MA 02494

Attention:  Mark R. DiOrio, Esq.
Telephone:  (781) 707-4000; Fax:  (781) 707-4001

and

Vorys, Sater, Seymour and Pease LLP
301 E. Fourth Street, Suite 3500
Cincinnati, OH 45202
Attn:  Charles C. Bissinger, Jr., Esq.
Telephone:  (513) 723-4000; Fax:  (513) 723-4056

LEASE

THIS LEASE (this “Lease”), made as of the 3rd day of July, 2012, between TBCI, LLC, a Massachusetts limited liability company, as Trustee of 100 Discovery Park Realty Trust, a Massachusetts nominee trust, and GENOCEA BIOSCIENCES, INC , a Delaware corporation, is as follows:

W I T N E S S E T H:

ARTICLE I

CERTAIN DEFINITIONS

In addition to the words and terms defined elsewhere in this Lease, the following words and terms shall have in this Lease the meanings set forth in this Article (whether or not underscored):

“Additional Rent” has the meaning set forth in Item 10A of the Summary of Basic Terms.

“Allowance” has the meaning set forth in Item 4 of the Summary of Basic Terms.

“Bankruptcy Laws” means any existing or future bankruptcy, insolvency, reorganization, dissolution, liquidation or arrangement or readjustment of debt law or any similar existing or future law of any applicable jurisdiction, or any laws amendatory thereof or supplemental thereto, including, without limitation, the United States Bankruptcy Code of 1978, as amended (11 U.S.C. Section 101 et seq.), as any or all of the foregoing may be amended or supplemented from time to time.

“Base Rent” has the meaning set forth in Item 9 of the Summary of Basic Terms.

“Brokers” has the meaning set forth in Item 12 of the Summary of Basic Terms.

“Building” has the meaning set forth in Item 3B of the Summary of Basic Terms.

“Building Insurance Costs” means those Insurance Costs which directly relate to, or are primarily for the benefit of, the Building, as reasonably determined by Landlord.

“Building Operating Costs” means those Operating Costs which directly relate to, or are primarily for the benefit of, the Building, as reasonably determined by Landlord.

“Building Taxes” means those Taxes attributable to the value of the Building, as reasonably determined by Landlord.

“Building 200” means the building identified as such on Exhibit B.

“Buildings” means, collectively, the Building and the Other Buildings.

“Business Day” means Monday through Friday, except holidays.  The term “holiday” means (a) the federal day of celebration of the following holidays: New Year’s Day, President’s Day, Memorial Day, July 4th, Labor Day, Thanksgiving, Christmas and (b) the Friday after Thanksgiving.

“Common Areas” means all areas of the Project, as designated by Landlord from time to time, located inside or outside of the Buildings, which are not intended for the use of a single tenant and which are intended (a) for the non-exclusive common use of Landlord, Tenant and other tenants of portions of the Project and their respective Invitees and/or (b) to serve the Project, including but not limited to the

Common Areas, as defined in the Declaration Common Areas include, without limitation, common lobbies of multi-tenant Buildings, common restroom facilities of multi-tenant Buildings, elevators and stairwells of multi-tenant Buildings, the Food Service Area, if any, sidewalks, the Parking Areas, access drives, landscaped areas, utility rooms, storage rooms and utility lines and systems and the Common Facilities.

“Common Facilities” means those facilities, if any, located on the Project which Landlord designates from time to time as “common facilities,” including, but not limited to, building systems, pipes, ducts, wires, conduits, meters, HVAC equipment and systems, electrical systems and equipment, plumbing lines and facilities, and mechanical rooms.

“Declaration” has the meaning set forth in Item 3C of the Summary of Basic Terms.

“Environmental Law” means the Comprehensive Environmental Response, Compensation, and Liability Act (“CERCLA”), 42 U.S.C. §9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. §6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. §1802 et seq., the Toxic Substances Control Act, 15 U.S.C §2601 et seq., the Federal Water Pollution Control Act, 33 U.S.C. §1251 et seq., the Clean Water Act, 33 U.S.C. §1321 et seq., the Clean Air Act, 42 U.S.C. §7401 et seq., the Massachusetts Oil and Hazardous Material Release Prevention and Response Act, Chapter 21E of the Massachusetts General Laws, all regulations promulgated thereunder, and any other federal, state, county, municipal, local or other statute, taw, ordinance or regulation (including any state or local board of health rules, regulation, or code), or any common law (including common law that may impose strict liability or liability based on negligence), which may relate to or deal with human health, the environment, natural resources, or Hazardous Materials, all as may be from time to time amended or modified.

“Event of Default” any of the events listed in Section 12.1.

“Floor Area” means, as of the date of determination, the floor area of the Building, Other Buildings, Common Areas or Premises, as applicable, measured from the outside face of all exterior walls and the center line of all other walls, as determined by Landlord’s Architect in accordance with the Standard Method of Measuring Floor Area in Office Buildings (BOMA Z65.1-1996).

“FoldRx” means FoldRx Pharmaceuticals, Inc., a Delaware corporation.

“FoldRx Lease” means the lease dated September 18, 2006, as amended, by Landlord and FoldRx for the Premises.

“Food Service Area” means any space in any of the Buildings designated by Landlord and/or Other Landlords from time to time as a food service area for the non-exclusive common use of Tenant and other tenants of portions of the Project and their respective Invitees, rather than for the exclusive use of a single tenant or for the exclusive use of tenants of a single Building.

“Food Service Costs” means the total costs to Landlord and/or Other Landlords (net of any revenue realized by Landlord from food service operations) of providing food service in the Food Service Area, if any, including but not limited to any subsidy paid to a food service operator, all costs of operating, maintaining and repairing the Food Service Area, all costs of utility services provided to the Food Service Area, and any such costs allocated to Landlord and/or Other Landlords pursuant to the Declaration.

“GAAP” means generally accepted accounting principles, consistently applied.

“Genocea Sublease” means the Sublease Agreement dated on or about even date herewith by FoldRx and Tenant, by which FoldRx subleases the Premises to Tenant for a term expiring February 28, 2014.

“Ground Lessor” has the meaning set forth in Item 3C of the Summary of Basic Terms.

“Hazardous Materials” means, at any time, (a) any “hazardous substance” as defined in §101(14) of CERCLA (42 U.S.C. §9601(14)) or regulations promulgated thereunder; (b) any “solid waste,” “hazardous waste,” or “infectious waste,” as such terms are defined in any Environmental Law at such time; (c) asbestos, urea-formaldehyde, polychlorinated biphenyls (“PCBs”), bio-medical materials or waste, nuclear fuel or material, chemical waste, radioactive material, explosives, known carcinogens, petroleum products and by-products and other dangerous, toxic or hazardous pollutants, contaminants, chemicals, materials or substances which may be hazardous to human or animal health or the environment or which are listed or identified in, or regulated by, any Environmental Law, and (d) any additional substances or materials which at such time are classified or considered to be hazardous or toxic under any Environmental Law.

“Insurance Costs” means the costs of insuring the entire Project, including without limitation the Buildings and other improvements now or hereafter situated thereon, and all operations conducted in connection therewith, with such policies, coverages and companies and in such limits as may be selected by Landlord and/or Other Landlords (and/or which may be required by their lenders), including, but not limited to, fire insurance with extended or with all-risk coverage, comprehensive public liability insurance covering personal injury, deaths and property damage with a personal injury endorsement covering false arrest, detention or imprisonment, malicious prosecution, libel and slander, and wrongful entry or eviction, rent loss or business interruption insurance, worker’s compensation insurance, plate glass insurance, contractual liability insurance, boiler insurance, and fidelity bonds.

“Invitees” means employees, workers, visitors, guests, customers, suppliers, agents, contractors, representatives, licensees and other invitees.

“Land” means the land described in Exhibit A-1 and depicted on Exhibit B.

“Landlord” means TBCI, LLC, a Massachusetts limited liability company, as Trustee of 100 Discovery Park Realty Trust, a Massachusetts nominee trust.

“Landlord’s Architect” means ADD, Inc. or any other architect or architectural firm(s) designated by Landlord.

“Leasable Square Footage” means, (a) when used with respect to the Premises, the sum of (i) the Floor Area of the Premises, plus (ii) Tenant’s Building Share of the Floor Area of the Common Areas of the Building, and (b) when used with respect any of the Buildings, the Floor Area of such of the Buildings.

“Lease Term” means the period beginning at 12:01 A.M. on March 1, 2014 and ending at 11:59 P.M. on February 28, 2017.

“Legal Requirements” means all applicable laws, statutes, rules, regulations and requirements of governmental authorities, including, but not limited to, zoning taws and building codes.

“Operating Costs” means all reasonable costs, expenses and disbursements of every kind and nature (except Taxes and Insurance Costs) which Landlord and/or Other Landlords shall pay or become obligated to pay in connection with operating, managing, maintaining, repairing or replacing the Project or elements thereof, all as reasonably determined by Landlord, including such costs, expenses and disbursements as are allocated to Landlord and/or Other Landlords pursuant to the Declaration.  Operating Costs shall include, by way of illustration, but not be limited to: all charges payable by Landlord and/or Other Landlords in connection with the maintenance and repair of the Project, all charges payable by Landlord and/or Other Landlords to provide janitorial service to the Project; all charges payable by Landlord and/or Other Landlords in connection with the maintenance, repair and replacement of HVAC equipment and systems; all charges payable by Landlord and/or Other Landlords to provide utility services to the Project, except to the extent excluded pursuant to clauses (f) or (g) below, all costs related to the operation of any shuttle or other transportation service between the Project and public transportation stations; all costs incurred in connection with traffic mitigation and/or compliance with the PTDM Plan for the Project and any other transportation demand management plans and/or applicable Legal Requirements in connection with traffic mitigation and/or transportation demand management; all costs related to any police details at any entrances to the Project, all costs related to removal of trash, debris, and refuse, all costs related to removal of snow and ice; all costs of pest and vermin control, all costs of providing, maintaining, repairing and replacing of paving, curbs, walkways, landscaping, planters, roofs, walls, drainage, utility lines, security systems and other equipment; all costs of painting the exterior and Common Areas of the Building; all costs of repaving, resurfacing, and restriping Parking Areas and drives; all costs of lighting, cleaning, waterproofing, repairing and maintaining Common Areas, Common Facilities and other portions of the Project; all surcharges, costs and expenses that may result from any Environmental Laws or other laws, rules, regulations, guidelines or orders, except to the extent excluded pursuant to clause (k) below; all costs of licenses, permits and inspection fees, except to the extent directly attributable to the space of a particular tenant or arising in connection with new improvements or alterations; all legal, accounting, inspection and consulting fees, except to the extent excluded pursuant to clauses (e), (m) or (w) below; except to the extent excluded below, all costs of capital repairs or replacements (but not improvements) hereafter made to the Building or Common Areas, amortized over their expected useful life and based upon and including a market rate of interest, the foregoing being in accordance with GAAP; all costs of wages, salaries and benefits of operating personnel engaged in managing and operating the Project, to the extent reasonably allocable to the Project, including welfare, retirement, vacations and other compensation and fringe benefits and payroll taxes; the Food Service Costs; all costs for communications devices and/or services used in managing and operating the Project, to the extent reasonably allocable to the Project; the amount of any insurance deductible paid by Landlord and/or Other Landlords in connection with an insured loss; and management fees equal to five percent (5%) of gross rents (which management fees may be payable to an affiliate of Landlord).  However, notwithstanding the above, the following specific items shall not be included:  (a) the cost of alterations to space in the Buildings leased to others; (b) debt service and ground rent payments; (c) any cost or expenditure for which Landlord and/or Other Landlords are reimbursed by insurance proceeds or eminent domain proceeds; (d) costs for which Landlord and/or Other Landlords are reimbursed under warranties provided by contractors, vendors or manufacturers who have warranty obligations; (e) leasing commissions, attorneys’ fees and collection costs related to negotiation and enforcement of tenant leases; (f) the cost of providing gas and electrical service to space leased to tenants; (g) expenses which are billed directly, or reasonably allocable to any tenant of the Building or Project; (h) salaries and bonuses of officers and executives of Landlord and/or Other Landlords and administrative employees above the revel of property manager or building supervisor and Landlord’s or Other Landlords’ general overhead; (i) the cost of any work or service performed on an extra-cost basis for any tenant of the Building or Project; (j) any cost, other than the management fee provided for above, otherwise included in Operating Costs representing an amount paid to a person or entity affiliated with Landlord and/or Other Landlords which is in excess of the amount which would have been paid on an arms-length basis in the absence of such relationship; (k) any costs necessary to cure any violation of any Legal Requirement existing as of the date of this Lease, including any violation of Environmental Laws; (l) depreciation, other than the amortization of capital repairs or replacements hereafter made as provided above; (m) costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s and/or Other Landlords’ interest in the Project; (n) all income or corporate excise taxes assessed against Landlord and/or Other Landlords; (o) costs of developing and constructing any new building at the Project or any addition to or expansion of any of the Buildings; (p) costs of renovating any Building (but not ordinary maintenance, repairs and replacements of elements of the Buildings); (q) costs of capital improvements, except to the extent required by a Legal Requirement becoming effective after the date of this Lease or made to effect future savings in Operating Costs (but, in such event, only to the extent of the savings); (r) costs arising from Landlord’s and/or Other Landlords’ negligence or willful misconduct; (s) marketing costs incurred in connection with the marketing of the Project; (t) rental concessions granted to specific tenants and expenses incurred in renovating or otherwise improving or decorating, painting or redecorating space for specific tenants; (u) attorneys’ fees, costs and disbursements and other expenses incurred in connection with negotiating or enforcing any ground lease related to all or any portion of the Project or in connection with any default by Landlord or Other Landlord under any such ground lease or the Declaration; (v) costs related to maintaining Landlord’s or Other Landlord’s existence as a corporation, partnership or other entity or related to internal entity accounting or internal legal matters; (w) costs incurred due to a violation of applicable laws by Landlord relating to the Property or violations by Landlord or Other Landlords of the terms and conditions of any lease in the Building or in the Project; (x) overtime HVAC costs or excess electricity costs that are separately charged to other tenants and occupants in the Project, including without limitation Tenant; (y) the cost of overtime or other expenses to Landlord or Other Landlords in curing their defaults; (z) any bad debt loss, rent loss, or reserves for bad debts or rent loss; (aa) attorneys’ fees and other costs and expenses awarded to any tenant pursuant to any lease, or incurred as a result of Landlord’s or Other Landlord’s failure to maintain any insurance required under any lease; (bb) reserves with respect to any anticipated Operating Costs; (cc) costs of acquisition and/or installation of sculpture, paintings or other objects of art; (dd) except to the extent the same pertain to the operation, repair, maintenance and management of the Building or the Project, Landlord’s or Other Landlord’s general overhead expenses; and (dd) that portion, if any, of rent associated with management office space that is allocable to management of buildings other than the Building.

“Operator” has the definition set forth in Section 2.3(b).

“Other Additional Rent” has the meaning set forth in Item 10C of the Summary of Basic Terms.

“Other Buildings” means the buildings other than the Building located in the Project from time to time, including Building 200, Parking Garage A and any building hereafter developed and constructed in the Project.  A building hereafter developed and constructed in the Project will be included in the Other Buildings from and after such time as a certificate of occupancy is issued for such building.

“Other Landlords” means, collectively, (a) 200 Discovery Park, LLC, a Massachusetts limited liability company, its successors and assigns, as the owner of Building 200, (b) Parking Garage A Owner, (c) BHX, LLC, as Trustee of Acorn Park I Realty Trust, its successors and assigns, as the owner of the leasehold interest under the Ground Lease from Ground Lessor dated November 17, 2000, notice of which is recorded with the Middlesex South District Registry of Deeds in Book 32042, Page 546 and filed with the Middlesex South Registry District of the Land Court as Document No. 1155608, as amended, and (d) each “Additional Party” (as defined in the Declaration).

“Parking Areas” means those portions of the Project which may be used for parking as depicted on the Site Plan, as such areas may be changed by Landlord and/or Other Landlords from time to time.  The Parking Areas include Parking Garage A.

“Parking Garage A” means the building identified as such on Exhibit B.

“Parking Garage A Owner” means Parking Garage A, LLC, a Massachusetts limited liability company, its successors and assigns, as the owner of Parking Garage A.

“Permitted Transferee” means (a) an entity controlling, controlled by or under common control with Tenant, (b) an entity which succeeds to Tenant’s business by merger, consolidation or other form of corporate reorganization, (c) an entity which acquires all or substantially all of Tenant’s assets or stock, or (d) an entity which acquires an equity interest in Tenant, controlling or otherwise, provided that the day-to-day operating management and control of such entity is unchanged from that of Tenant immediately prior to such acquisition.  Notwithstanding the foregoing, an entity may not become a Permitted Transferee through or as a part of a bankruptcy or other similar insolvency proceeding.

“Permitted Use” has the meaning set forth in Item 6 of the Summary of Basic Terms.

“Person” means any individual, partnership, joint venture, trust, limited liability company, business trust, joint stock company, unincorporated association, corporation, institution, or entity, including any governmental authority.

“Premises” has the meaning set forth in Item 3A of the Summary of Basic Terms.

“Project” has the meaning set forth in Item 3C of the Summary of Basic Terms.

“Protect Insurance Costs” means all Insurance Costs other than (a) Building Insurance Costs and (b) Insurance Costs which relate solely to, or are primarily for the benefit of, any of the Other Buildings, as reasonably determined by Landlord.

“Protect Operating Costs” means all Operating Costs other than (a) Building Operating Costs and (b) Operating Costs which relate solely to, or are primarily for the benefit of, any of the Other Buildings, as reasonably determined by Landlord.

“Project Taxes” means those Taxes attributable to the value of the Land.

“Rooftop Equipment” means supplemental HVAC equipment and telecommunications equipment and related appurtenances and cabling used in connection with Tenants business at the Premises.

“Rules and Regulations” means the rules and regulations promulgated by Landlord and Other Landlords with respect to the Project, a copy of which is Exhibit D hereto, as the same may be modified by Landlord and Other Landlords from time to time upon notice to Tenant.

“Security Deposit” has the meaning set forth in Item 7 of the Summary of Basic Terms.

“Site Plan” means the site plan attached hereto as Exhibit B which depicts the approximate size and layout of the Land, the Building, Building 200 and Parking Garage A.

“Summary of Basic Terms” means the Summary of Basic Terms which is affixed to this Lease immediately after the table of contents of this Lease.

“Tax Fiscal Year” means July 1 through June 30 next following, or such other tax period as may be established by law for the payment of Taxes.

“Taxes” means (a) all taxes, assessments, betterments, water or sewer entrance fees and charges including general, special, ordinary and extraordinary, or any other charges (including charges for the use of municipal services if billed separately from other taxes), levied, assessed or imposed at any time by any governmental authority upon or against the Land, the Buildings, or the fixtures, signs and other improvements thereon then comprising the Project and (b) all attorneys’ fees, appraisal fees and other fees, charges, costs and/or expenses incurred in connection with any proceedings related to the amount of the Taxes, the tax classification and/or the assessed value of the Project.  This definition of Taxes is based upon the present system of real estate taxation in the Commonwealth of Massachusetts; if taxes upon rentals or any other basis shall be substituted, in whole or in part, for the present ad valorem real estate taxes, the term “Taxes” shall be deemed changed to the extent to which there is such a substitution for the present ad valorem real estate taxes, as if the Building were Landlord’s sole asset.  For purposes of this definition of Taxes, if assessments may be paid in installments, only the current installments of such assessments shall be included in Taxes.  Taxes shall not include franchise, estate, inheritance, succession, capital levy, transfer, income, corporate, gift or excess profits taxes assessed on Landlord or the Project.

“Tenant” means Genocea Biosciences, Inc., a Delaware corporation, its permitted successors and permitted assigns.

“Tenant Improvements” has the meaning set forth in Section 3.2.

“Tenant’s Building Share” means the amount (expressed as a percentage) equal to (a) the Leasable Square Footage of the Premises divided by (b) the Leasable Square Footage of the Building.  The percentage determined by the preceding sentence shall be rounded upward to the nearest one-tenth of one percent (0.1%).  Initially, Tenant’s Building Share shall be 18.4% (23,666/128,601).  Tenant’s Building Share shall be recalculated at any time at which the Leasable Square Footage of either the Premises or the Building is changed: provided that there shall be no recalculation unless there is a physical expansion or contraction in the Premises or the Building.

“Tenant’s Parking Charges” has the definition set forth in Section 2.3(b).

“Tenant’s Project Share” means the amount (expressed as a percentage) equal to (a) the Leasable Square Footage of the Premises divided by (b) the Leasable Square Footage of the Buildings; provided, however, that for purposes of determining Tenant’s Project Share of the Food Service Costs, Tenants Project Share means the amount (expressed as a percentage) equal to (i) the Floor Area of the Premises divided by (ii) the Floor Area of all leased and occupied space in the Buildings.  The percentage determined by the preceding sentence shall be rounded upward to the nearest one-tenth of one percent (0.1%).  Initially, Tenant’s Project Share (other than with respect to Food Service Costs) shall be 7.2% (23,666/330,457) Tenant’s Project Share (other than with respect to Food Service Costs) shall be recalculated at any time at which the Leasable Square Footage of either the Premises or the Buildings is changed, provided that there shall be no recalculation unless there is a physical expansion or contraction in the Premises or a Building or a Building is added or demolished.  Tenant’s Project Share with respect to Food Service Costs shall be recalculated upon each change in the level of occupancy of the Buildings.

“Tenant’s Share” means, as applicable, Tenants Building Share or Tenant’s Project Share.

“Tenants Utility Costs” has the meaning set forth in Item 10B of the Summary of Basic Terms.

ARTICLE II
LEASE OF PREMISES

Section 2.1                          Lease Of The Premises.  Landlord does hereby lease the Premises to Tenant, and Tenant hereby leases the Premises from Landlord, upon and subject to the terms and provisions of this Lease and all zoning ordinances, and easements, restrictions, and conditions of record.  Tenant shall have the right, in connection with its use of the Premises, to use the water neutralizer and emergency generator serving the Premises as of the date of this Lease for their intended purposes.

Section 2.2                          Common Rights.  The Premises are leased subject to, and with the benefit of, the non-exclusive right to use in common with others at any time entitled thereto the Common Areas and Common Facilities for all such purposes as such areas may be reasonably designated, but only in connection with lawful business in the Building and in accordance with the Rules and Regulations.  Landlord and/or Other Landlords shall have the right from time to time to designate or change the number, locations, size or configuration of the Buildings, including, without limitation, the Common Areas, exits and entrances, and to modify or replace the Common Facilities, and to permit expansion and new construction therein, provided that the same will not cause an unreasonable interference with Tenant’s use and enjoyment of the Premises.  Tenant shall not have the right to use those portions of the Common Areas designated from time to time by Landlord and/or Other Landlords as for the exclusive use of one or more other tenants, provided that Landlord shall not, and shall not permit any Other Landlords to, make such a designation as would cause an unreasonable interference with Tenant’s use and enjoyment of the Premises.  Landlord may, but shall not be required to, provide or share in Amenity Facilities (as defined in the Declaration) as Common Areas within the Project from time to time.  Prior to providing or accepting any Amenity Facility, other than the existing Food Service Area, as a Common Area, Landlord will consult with Tenant, but Landlord may provide or accept any such Amenity Facility in the exercise of Landlord’s discretion; provided, however, that if Landlord accepts any such Amenity Facility, it shall provide for the use thereof to Tenant and all other tenants at the Building on a non-discriminatory basis.  Tenant shall have access to the Premises (which includes passenger and freight elevator service) twenty-four hours per day, 7 days per week, 365 days per year, subject to Landlord’s reasonable security requirements, if any, from time to time.

Section 2.3                          Parking.

(a)                                 Tenant’s Invitees are authorized to use Tenant’s Parking Allocation (as set forth in the Summary of Basic Terms).  Landlord represents to Tenant that Landlord has rights in Parking Garage A consistent with Tenant’s rights under this Section, as provided for in the Declaration.  Tenant shall pay to or at the direction of Landlord a monthly parking charge, in addition to Base Rent, for each parking space that Tenant is authorized to use based on the fair market charge for similar spaces in the market area of the Project, as determined and adjusted by Parking Garage A Owner from time to time.  Tenant shall not (i) permit any of Tenant’s Invitees (other than visitors) to park in spaces designated as “visitor” spaces, (ii) permit any of Tenant’s Invitees to park in spaces designated as “reserved” spaces (unless reserved for Tenant), (iii) permit the total number of passenger automobiles parked in Parking Garage A by Tenant’s Invitees, at any time, to exceed the number specified in Item 8 of the Summary of Basic Terms, (iv) permit any passenger vehicles of Tenant’s Invitees to park in any Parking Areas other than Parking Garage A, and (v) except for delivery trucks using designated loading and unloading facilities, permit any of Tenant’s Invitees to park any vehicle on the Project other than passenger automobiles.  Landlord and/or Other Landlords may, from time to time, designate one or more spaces in Parking Garage A as reserved for the exclusive use of one or more of the tenants of the Project and/or for Landlord’s and/or Other Landlords’ Invitees, so long as Landlord causes to be available to Tenant the parking required by this Section.

(b)                                 Landlord assigns to Parking Garage A Owner any and all right, title and interest with respect to the parking charges for the parking spaces that Tenant is authorized to use (such parking charges being called “Tenant’s Parking Charges”).  Landlord hereby directs Tenant to pay Tenant’s Parking Charges to Parking Garage A Owner or to an operator of Parking Garage A designated by Parking Garage A Owner (an “Operator”), which payments shall satisfy Tenant’s obligations under this Lease with respect to Tenant’s Parking Charges as if they had been made directly to Landlord.  Tenant acknowledges that Landlord has assigned to Parking Garage A Owner any and all right, title and interest with respect to Tenant’s Parking Charges, and shall pay Tenant’s Parking Charges to Parking Garage A Owner or the Operator when due.

Section 2.4                          Lease Term.  The Lease Term shall commence at 12:01 A.M on March 1, 2014 and shall end at 11:59 P M on February 28, 2017.

Section 2.5                          Security Deposit.

(a)                                 Tenant shall deliver to Landlord one-half of the $315,546.68 Security Deposit, or $157,773.34, simultaneously with the execution and delivery of this Lease, and shall deliver to Landlord the other one-half of the Security Deposit on or before March 1, 2014.  The Security Deposit shall be in the form of cash or a letter of credit which satisfies the conditions of Section 2.5(b) (“Letter of Credit”).  If the Security Deposit is in the form of a Letter of Credit, then the one-half of the Security Deposit to be made on or before March 1, 2014 shall be accomplished by (i) Tenant causing a Letter of Credit in the amount of $315,546.68 to be issued and delivered to Landlord, in which event Landlord shall return to Tenant within two Business Days thereafter the Letter of Credit in the amount of $157,773.34 delivered to Landlord upon the execution of this Lease, (ii) Tenant causing a second Letter of Credit in the amount of $157,773.34 to be issued and delivered to Landlord, or (iii) Tenant causing an amendment to the existing Letter of Credit to be issued so that the Letter of Credit, as amended, is in the amount of $315,546.68.

(b)                                 If the Security Deposit is in the form of a Letter of Credit, such Letter of Credit must satisfy all of the following conditions:  (i) the Letter of Credit must be in the exact form attached hereto as Exhibit E, or in such other form as Landlord may have approved, with an expiration date not less than one (1) year after the date of the Letter of Credit; (ii) the beneficiary of the Letter of Credit must be Landlord or Landlord’s designee; (iii) the Letter of Credit must be irrevocable, unconditional and transferable one or more times without charge; and (iv) the Letter of Credit must be issued by Silicon Valley Bank, Citizens Bank, or another bank reasonably satisfactory to Landlord.  If, at any time, the issuer of the Letter of Credit gives notice of its election not to renew, extend and/or reissue the Letter of Credit, then Tenant shall, by the earlier of (A) thirty (30) days after such notice or (B) five (5) Business Days prior to the expiration of the term of the Letter of Credit, deliver to Landlord (1) a replacement Letter of Credit satisfying all of the above conditions or (2) cash in the full amount of the expiring Letter of Credit; and if Tenant fails to timely deliver to Landlord a replacement Letter of Credit as provided above or cash in the full amount of the expiring Letter of Credit, such failure shall constitute an Event of Default and, in addition to any other rights which Landlord might have by reason of such Event of Default, Landlord may draw on the Letter of Credit and hold the proceeds of such drawing as the Security Deposit.  If (x) any proceedings under the Bankruptcy Code, receivership or any insolvency law are instituted with the issuer of the Letter of Credit as debtor or (y) the bank issuing the Letter of Credit is taken over by the Federal Deposit Insurance Corporation, the Resolution Trust Corporation or a similar entity, then Landlord may draw on the Letter of Credit and hold the proceeds of such drawing as part of the Security Deposit, unless Tenant either provides cash in lieu of the Letter of Credit or provides a new Letter of Credit issued by a bank reasonably satisfactory to Landlord.

(c)                                  The Security Deposit is security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease and is not an advance payment of rent.  If an Event of Default occurs, Landlord may use, apply or retain the whole or any part of the Security Deposit to the extent required for payment of any Base Rent, Additional Rent, or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of the occurrence of an Event of Default, including, but not limited to, any damage or deficiency accrued before or after summary proceedings or other re-entry by Landlord, including the costs of such proceeding or re-entry and further including, without limitation, reasonable attorneys’ fees.  Landlord shall always have the right to apply the Security Deposit, or any part thereof, as aforesaid, without prejudice to any other remedy or remedies which Landlord may have, or Landlord may pursue any other such remedy or remedies in lieu of applying the Security Deposit or any part thereof.  No interest shall be payable on the Security Deposit and Landlord shall have the right to commingle the Security Deposit with other funds of Landlord, but Landlord shall keep the Security Deposit free from the claims of Landlord’s creditors.  If Landlord shall apply the Security Deposit in whole or in part, Tenant shaft within ten (10) days after written demand pay to Landlord the amount so applied to restore the Security Deposit to its original amount.  Because elements of Additional Rent may be subject to annual reconciliation based on actual amounts determined to be due, in addition to the other rights provided herein to Landlord regarding the Security Deposit, Landlord shall have the right, in its discretion, upon the end of the Lease and delivery of the Premises in accordance with the terms hereof, to hold a portion of the Security Deposit equal to no more than twenty percent (20%) of any estimated amounts previously payable by Tenant in respect of Additional Rent for the preceding year until completion of such reconciliation (but in no event more than ninety (90) days after expiration of the Lease Term), at which time Landlord has the right to deduct any amounts then determined to be due from the remaining Security Deposit and return promptly thereafter any balance of the Security Deposit to Tenant; provided, however, that Landlord may not withhold from the Security Deposit an amount greater than the amount which Landlord reasonably estimates will be owing by Tenant upon completion of such reconciliation.  The portion of the Security Deposit held by Landlord that is not subject to the foregoing reconciliation shall be returned to Tenant not later than sixty (60) days following the expiration or earlier termination of the Lease Term.  If the remaining Security Deposit is not sufficient to pay Tenant’s obligations hereunder, Tenant shall pay the same within thirty (30) days of billing from Landlord.  In the event of a sale or other transfer of the Project, or leasing of the entire Project including the Premises subject to Tenant’s tenancy hereunder,  Landlord shall transfer the Security Deposit then remaining at no additional cost to Tenant to the vendee or lessee, such vendee or lessee shall thereupon become entitled to the rights and subject to the obligations of the landlord under this Lease (including the obligations with respect to the Security Deposit), and Landlord shall thereupon be released from all liability for the return of such Security Deposit to Tenant.  In such event, Landlord shall cause the transferee of the Security Deposit to issue a written acknowledgement of receipt thereof and Tenant agrees after receipt of such notice to look solely to the new landlord for the return of the Security Deposit then remaining.  Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the Security Deposit and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

Section 2.6                          Lease Amendment.  If, pursuant to any provision of this Lease, there results a change in any of the terms or amounts in the Summary of Basic Terms (including, without limitation, the Leasable Square Footage of the Premises, the Leasable Square Footage of the Building, the Leasable Square Footage of the Project, the Allowance, the Base Rent, Tenant’s Building Share or Tenant’s Project Share) then in effect, Landlord and Tenant will promptly execute a written amendment to, and restatement of, the Summary of Basic Terms, substituting the changed (or confirmed) terms and recomputed amounts in lieu of each of the applicable terms and amounts then in effect which have been changed.  As of the effective date of the amendment to the Summary of Basic Terms, the changed terms (and recomputed amounts) will be effective for all purposes of this Lease, and the amended and restated Summary of Basic Terms will be a part of, and incorporated into, this Lease.

Section 2.7                          Pre-Term Occupancy.  As of the date of this Lease, the Premises are leased by Landlord to FoldRx under the FoldRx Lease.  Tenant intends to occupy the Premises as a subtenant under the Genocea Sublease.  The FoldRx Lease (and the Genocea Sublease) will expire on February 28, 2014, and the Lease Term will commence immediately upon such expiration, on March 1, 2014.  If the FoldRx Lease (and therefore the Genocea Sublease) should terminate prior to February 28, 2014 for any reason other than a default by Tenant under the Genocea Sublease, then Tenant may continue to occupy the

Premises from the effective date of such termination through February 28, 2014, provided that such occupancy shall be on and subject to the terms and conditions of the FoldRx Lease (assuming that the FoldRx Lease had not terminated), including but not limited to the Base Rent and Additional Rent provided for in the FoldRx Lease.

ARTICLE III
CONDITION OF PREMISES; SIGNS

Section 3.1                          Condition of Premises.  Upon commencement of the Lease Term, Tenant shall accept possession of the Premises in its then current condition, as is, and Landlord will not have any obligation to make any alterations or improvements to the Premises to prepare the Premises for Tenant’s occupancy.

Section 3.2                          Tenant Improvements; Allowance.  Tenant may make initial alterations and improvements to the Premises (the “Tenant Improvements”), on and subject to the terms and conditions set forth in Section 7.5.  Tenant may perform the Tenant Improvements prior to commencement of the Lease Term.  Tenant shall perform the Tenant Improvements in a good and workmanlike manner, in accordance with all Legal Requirements, and in accordance with Section 7.5.  For purposes of approval of plans and specifications contemplated by Section 7.5, Landlord acknowledges that Tenant has submitted to Landlord, and Landlord has approved, (a) the progress drawing prepared by Interstate Electrical Services dated July 2, 2012 and (b) the HVAC plans prepared by Environmental Systems, Inc. (undated).  Landlord will provide an amount up to the Allowance to or for the benefit of Tenant to pay or reimburse Tenant for costs of designing and performing the Tenant Improvements.  Disbursement of the Allowance to or at the direction of Tenant shall be conditioned on the subject Tenant improvements having been performed in accordance with the provisions of this Lease, and shall be subject to Landlord’s receipt of a request for payment in form and with backup reasonably satisfactory to Landlord, including but not limited to such certifications, lien waivers and other documents from Tenant, Tenant’s contractor and Tenant’s architect as Landlord may reasonably require.  Landlord may inspect the subject Tenant Improvements as a condition to making any requested disbursement of the Allowance to confirm the status of such Tenant Improvements and that such Tenant Improvements have been performed in accordance with the provisions of this Lease.  Tenant may not qualify for disbursement of the Allowance prior to commencement of the Lease Term, but the Tenant Improvements for which Tenant may qualify for disbursement of the Allowance may have been performed prior to commencement of the Lease Term.

Section 3.3                          Signs.  Tenant shall have the right, at Landlord’s cost, to be identified on the tenant directory at the main entrance of the Building.  Tenant shall also have the right, at Tenant’s cost, to install signage at Tenant’s entrance to the Premises (which shall not be subject to Landlord’s approval).  Except for the signs permitted under this Section, Tenant shall not erect any signs which are visible from the exterior of the Building.  Tenant shall not erect signs except in compliance with all applicable Legal Requirements.  Tenant shall be solely responsible for confirming that any proposed sign is in compliance with all such requirements.  Tenant shall maintain its signs (other Than signs for which Landlord is responsible hereunder) in good repair and condition.  Upon termination of this Lease, Tenant shall promptly remove all Tenant’s signage installed at its expense and restore all damage related to the installation, existence and/or removal of such signage.

ARTICLE IV
BASE RENT; ADDITIONAL RENT

Section 4.1                          Base Rent.  Tenant shall pay Base Rent in the amounts set forth in Item 9 of the Summary of Basic Terms.  Base Rent shall be payable in equal monthly installments of one-twelfth (1/12th) of the annual Base Rent then in effect and shall be paid without offset for any reason, in advance, on the first day of each calendar month during the Lease Term.  Base Rent and Additional Rent shall be paid as specified by Landlord either (i) by an “electronic funds transfer” system arranged by and among Tenant, Tenant’s bank and Landlord, or (ii) by check sent to Landlord’s office c/o “Robert A. Schlager,” or at such other place as Landlord shall from time to time designate in writing.  The parties acknowledge and agree that the obligations owing by Tenant under this Section 4.1 are rent reserved under this Lease, for all purposes hereunder, and are rent reserved within the meaning of Section 502(b)(6) of the Bankruptcy Code or any successor provision thereto.

Section 4.2                          Certain Additional Rent.  Tenant shall pay, without offset for any reason, all payments of Additional Rent payable by Tenant to Landlord hereunder.  If Tenant fails to pay any Additional Rent, Landlord shall have all the rights and remedies available for failure to pay Base Rent.  The parties acknowledge and agree that the obligations owing by Tenant under this Section are rent reserved under this Lease, for all purposes hereunder, and are rent reserved within the meaning of Section 502(b)(6) of the Bankruptcy Code or any successor provision thereto.

Section 4.3                          Taxes.

(a)                                 Tenant shall pay to Landlord, as Additional Rent, an amount equal to Tenant’s Share of Taxes (being Tenant’s Building Share of Building Taxes and Tenant’s Project Share of Project Taxes).  Such amounts shall be estimated in good faith by Landlord at the end of each Tax Fiscal Year, and shall be payable to Landlord in equal estimated monthly installments on the first day of each calendar month during the Lease Term (prorated for any partial months), subject to readjustment from time to time as reasonably determined by Landlord and when the actual amounts are determined.  After readjustment, any shortage shall be due and payable by Tenant within thirty (30) days of written demand by Landlord and any excess shall, unless an Event of Default then exists, be credited against future Additional Rent obligations, or refunded within ninety (90) days if the Lease Term has ended and Tenant has no further obligations to Landlord.  If the taxing authority provides an estimated tax bill, then monthly installments of Taxes shall be based thereon until the final tax bill is ascertained.  Landlord shall furnish to Tenant, upon Tenant’s request, but not more than once in any year, a copy of the most recent tax bill and any estimated tax bill.

(b)                                 If, after Tenant shall have made any payment under this Section 4.3, Landlord shall receive a refund (the “Refund”) of any portion of the Taxes paid on account of any Tax Fiscal Year in which such payments shall have been made as a result of an abatement of such Taxes, by final determination of legal proceedings, settlement or otherwise, Landlord shall, within thirty (30) days after receiving the Refund, pay to Tenant (unless an Event of Default then exists) an amount equal to (i) Tenant’s Share of the Refund, which payment to Tenant shall be appropriately adjusted if Tenant’s Share of Taxes covered a shorter period than covered by the Refund less (ii) Tenant’s Share of all expenses incurred by Landlord in connection with such proceedings (including, but not limited to, attorneys’ fees, costs and appraisers’ fees).  Landlord shall have sole control of all tax abatement proceedings.

(c)                                  Tenant’s obligation in respect of Taxes shall be prorated for any partial Tax Fiscal Year at the beginning or end of the Lease Term.  If the final tax bill for the Tax Fiscal Year in which such expiration or termination of this Lease occurs shall not have been received by Landlord, then within thirty (30) days after the receipt of the tax bill for such Tax Fiscal Year.  Landlord and Tenant shall make appropriate adjustments of estimated payments.

(d)                                 Without limiting the generality of the foregoing, Tenant shall pay all rent and personal property taxes attributable to its signs or any other personal property including but not limited to its trade fixtures, the existing or any future floor coverings, wall treatments and light fixtures in the Premises.

Section 4.4                          Insurance Costs.  Tenant shall pay to Landlord, as Additional Rent, amounts equal to Tenant’s Project Share of Project Insurance Costs and Tenant’s Building Share of Building Insurance Costs.  Tenant’s Project Share of Project Insurance Costs and Tenant’s Building Share of Building Insurance Costs shall be estimated in good faith by Landlord at the end of each calendar year, and shall be payable in equal estimated monthly installments on the first day of each calendar month during the Lease Term (prorated for any partial-months), subject to readjustment from time to time as reasonably determined by Landlord and also when actual Project insurance Costs and Building Insurance Costs are determined.  After a readjustment, any shortage shall be due and payable by Tenant within thirty (30) days of written demand by Landlord and any excess shall, unless an Event of Default then exists, be credited against future Additional Rent obligations, or refunded promptly if the Lease Term has ended and Tenant has no further obligations to Landlord.  Landlord shall provide Tenant upon request with reasonable supporting documentation for the Insurance Costs.

Section 4.5                          Operating Costs.  Tenant shall pay to Landlord, as Additional Rent, amounts equal to Tenant’s Project Share of Project Operating Costs and Tenant’s Building Share of Building Operating Costs.  For purposes of determining Tenants Project Share of Project Operating Costs far any year during which the Project is less than ninety-five percent (95%) occupied, the actual Project Operating Costs shall be equitably adjusted to reflect ninety-five percent (95%) occupancy and normal, ongoing operation.  For purposes of determining Tenants Building Share of Building Operating Costs for any year during which the Building is less than ninety-five percent (95%) occupied, the actual Building Operating Costs shall be equitably adjusted to reflect ninety-five percent (95%) occupancy and normal, ongoing operation.  Tenants Project Share of Project Operating Costs and Tenant’s Building Share of Building Operating Casts shall be estimated in good faith by Landlord at the end of each calendar year, and shall be payable in equal estimated monthly installments on the first day of each calendar month during the Lease Term (prorated for any partial months), subject to readjustment from time to time as determined by Landlord and also when actual Project Operating Costs and Building Operating Costs are determined.  After a readjustment, any shortage shall be due and payable by Tenant within thirty (30) days of written demand by Landlord and any excess shall, unless an Event of Default then exists, be credited against future Additional Rent obligations, or refunded promptly if the Lease Term has ended and Tenant has no further obligations to Landlord.  Landlord shall provide tenant upon request with reasonable supporting documentation for the Operating Costs and access to Landlord’s books and records in the event of an audit as provided in Section 4.7.

Section 4.6                          Tenant’s Utility Costs.  Landlord shall, to the extent practical and at its sole expense, cause the Premises to be separately metered or submetered for electric and gas use, including, without limitation, with respect to all variable air volume (“VAV”) boxes and pre-healers, HVAC equipment and systems, lighting and outlets serving the Premises, such that Tenant’s Utility Costs are allocated based on the actual use of such utilities within the Premises.  Tenant shall pay for utilities serving the Premises in accordance with Section 7.2.

Section 4.7                          Tenant’s Audit Rights.  Annually, Landlord shall furnish to Tenant a report setting forth in reasonable detail the Project Operating Costs, Building Operating Costs, Project Insurance Costs, Building Insurance Costs, Project Taxes and Building Taxes for the immediately preceding calendar year (in the case of Operating Costs and Insurance Costs) or Tax Fiscal Year (in the case of Taxes).  Tenant shall have the right to audit Landlord’s books and records relating to Operating Costs, Insurance Costs and/or Taxes with respect to the period covered by each such report by delivering a notice of its intention to perform such audit to Landlord within ninety (90) days after Tenant’s receipt of such report, in which event Tenant shall perform such audit within one hundred twenty (120) days after Tenant’s receipt of such report.  If, as a result of such audit, Tenant believes that it is entitled to receive a refund of any Additional Rent paid by Tenant in respect of Operating Costs, Insurance Costs and/or Taxes, Tenant shall deliver to Landlord, no later than one hundred thirty (130) days after Tenant’s receipt of the aforesaid report, a notice demanding such a refund, together with a statement of the grounds for each such demand and the amount of each proposed refund.  The cost of any such audit shall be paid by Tenant, except that, if it is established that the Additional Rent in respect of Operating Costs, Insurance Costs or Taxes charged to Tenant for the period in question was overstated by more than five percent (5.0%), the reasonable cost of such audit shall be paid or reimbursed to Tenant by Landlord.  An overstatement shall not be deemed to exist due to a Refund.  Any audit shall be performed by either (a) Tenant’s regular employees or (b) a reputable certified public accountant reasonably acceptable to Landlord whose compensation is not, directly or indirectly, contingent in whole or in part on the results of the audit.  If Landlord determines that a report previously furnished by Landlord was in error, Landlord may furnish a corrective or supplemental report to Tenant within two years after the original report was furnished, and if such corrective or supplemental report results in increased Additional Rent, the periods for Tenant to request and perform an audit of Landlord’s books and records relating to Operating Costs.  Insurance Costs and/or Taxes with respect to the period covered by the corrective or supplemental report shall be reinstated and commence as of Tenant’s receipt of such corrective or supplemental report.  Landlord shall make available all books and records required by Tenant for its audit at Landlord’s office in Needham, Massachusetts during normal business hours.

ARTICLE V
USE OF PREMISES

Section 5.1                          Permitted Use.  Tenant shall use and occupy the Premises only for the Permitted Use.  Landlord does not make any representation or warranty to Tenant that Tenants use of the Premises for the Permitted Use will comply with Legal Requirements, and Tenant is responsible for confirming such compliance.

Section 5.2                          Restrictions on Use.  Tenant shall use the Premises in a careful, safe and proper manner, shall not commit or suffer any waste on or about the Project, and shall not make any use of the Project which is prohibited by or contrary to any Legal Requirements or the Declaration, or which would cause a public or private nuisance.  Tenant, at its own expense, shall obtain any and all permits, approvals and licenses necessary for use of the Premises, and if requested by Tenant, Landlord shall, at no out-of-pocket cost to Landlord, cooperate with Tenant to obtain the same.  Tenant shall not overload the floors or other structural parts of the Building, the maximum floor loading being 100 pounds per square foot, and shall not commit or suffer any act or thing on the Project which is illegal, dangerous, or which unreasonably disturbs other tenants.  Tenant shall not do or permit to be done any act or thing on the Project which will invalidate or be in conflict with any insurance policies, or which will increase the rate of any insurance, covering the Building or any of the Other Buildings.  If, because of Tenant’s failure to comply with the provisions of this Section or due to any use of the Premises or activity of Tenant In or about the Project, the Insurance Costs are increased, Tenant shall pay Landlord the amount of such increase.  Tenant shall cause any fire lanes located within the Project to be kept free of all parking associated with its business or occupancy Tenant shall conduct its business at all times so as not to annoy or be offensive to other tenants and occupants of the Project, the parties hereby agreeing that (i) Tenant’s keeping of animals in the Premises as provided in Tenant’s Permitted Use and (ii) the fact that Tenant may conduct animal experimentation in the Premises which may be offensive to other tenants and occupants of the Project shall not constitute a nuisance or otherwise be a basis for a default of Tenant under this Section 5.2.  Landlord shall notify the other tenants in the Project that Tenant’s Permitted Use of the Premises includes its vivarium use.  Tenant shall not permit the emission of any objectionable noise or odor from the Premises and shall at its own cost install such extra sound-proofing or noise control systems and odor control systems, as may be needed to eliminate such objectionable noise, vibrations and odors, if any, emanating from the Premises being heard, felt or smelled outside the Premises.  Tenant shall not place any file cabinets, bookcases, partitions, shelves or other furnishings or equipment in a location which blocks any windows Landlord shall use commercially reasonable efforts to include provisions similar to those set forth above in this Section 5.2 in leases with other tenants of the Project, subject to such changes as Landlord may negotiate in good faith.

Section 5.3                          Hazardous Materials.

(a)                                 Tenant (i) will not conduct any activity on the Premises that will use or produce any Hazardous Materials, except for such activities that are both (1) part of the ordinary course of Tenant’s business activities and (2) conducted in accordance with all Environmental Laws; (ii) will not use the Premises in any manner for the storage of any Hazardous Materials except for storage of such materials that are both (1) used in the ordinary course of Tenant’s business and (2) properly stored in a manner and location satisfying all Environmental Laws; (iii) will not install any underground tanks of any type; and (iv) will not permit any Hazardous Materials to be brought onto the Premises, except in the ordinary course of Tenant’s business and in compliance with all Environmental Laws.  If any Hazardous Materials are brought or found on the Premises in violation of the above provisions of this Section, the same shall be immediately removed by Tenant, with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws.  If at any time during or after the Lease Term the Premises are found to be so contaminated or subject to such conditions as a result of Tenant’s failure to comply with the foregoing provisions, Tenant shall defend and hold Landlord harmless from all claims, demands, actions, liabilities, costs, expenses, damages and obligations of any nature arising from or as a result of the use of the Premises by Tenant or its Invitees Tenant will maintain on the Premises a list of all materials stored at the Premises for which a material safety data sheet (an “MSDS”) was issued by the producers or manufacturers thereof, together with copies of the MSDS’s for such materials, and shall deliver such list and MSDS copies to Landlord upon Landlord’s request therefor.  Except for Hazardous Materials that existed in or on the Premises as of the date of this Lease, Tenant shall remove all Hazardous Materials from the Premises in accordance with the applicable standard required by the Environmental Laws for premises with a laboratory use before the earlier of the date Tenant vacates the Premises and the date Tenant’s right to possess the Premises ends.  Landlord may, upon at least five (5) business days’ prior written notice to Tenant (or a shorter period of prior written notice in the case of emergencies), enter the Premises and conduct environmental inspections and tests therein as it may reasonably require from time to time, provided that Landlord shall use reasonable efforts to minimize the interference with Tenant’s business, which may include conducting such inspections and tests after normal business hours if required by Tenant.  Such inspections and tests shall be conducted at Landlord’s expense, unless they reveal the presence of Hazardous Materials in violation of the above provisions of this Section or that Tenant has not complied with the requirements of this Section, in which case Tenant shall reimburse Landlord for the reasonable cost thereof within ten (10) days after Landlord’s request therefor.

(b)                                 In connection with FoldRx’s discontinuance of occupancy of the Premises, FoldRx has (i) submitted to the Radiation Control Program of the Department of Public Health of the Commonwealth of Massachusetts a request for termination of Materials License No 55-0255 with supporting documents and (ii) obtained from the Radiation Control Program of the Department of Public Health of the Commonwealth of Massachusetts an Amendment No. 04 dated October 19, 2011 terminating License No 55-0558 (collectively, the “Decommissioning Materials”).  Landlord has furnished a copy of the Decommissioning Materials to Tenant.  Tenant shall not be responsible for the removal or remediation of any radioactive material in or on the Premises as of the date of this Lease.

(c)                                  Landlord represents to Tenant that Landlord has not received any written notice, demand, claim, citation, complaint, request for information or similar communication with respect to the existence of Hazardous Materials at the Project in violation of Environmental Laws.  The parties acknowledge that Tenant will apply for a transfer of its existing 2012 Flammable Materials Permit from the City of Cambridge Fire Department for application to the Premises.  Landlord will not take any action that would reduce the amount of flammable materials that can be stored in the Premises pursuant to such permit.

Section 5.4                          Rooftop Equipment.  At no additional rent to Tenant, but otherwise at Tenant’s cost, Tenant shall have the right to install and maintain Rooftop Equipment on the roof of the Building for Tenant’s use in connection with Tenant’s business (provided that Tenant shall not be permitted to make any alterations or installations that, in Landlord’s reasonable judgment, could invalidate or otherwise adversely affect any roof warranty), subject to (a) Legal Requirements, (b) the terms and conditions of this Lease (including, but not limited to, Section 5.2 and Article VII), and (c) Landlord’s written approval (not to be unreasonably withheld, conditioned or delayed) of the size and location of such Rooftop Equipment, together with the plans and specifications therefor.  Tenant shall have access to the roof of the Building for the purpose of installing, using, maintaining, repairing and replacing Rooftop Equipment, subject to Landlord’s reasonable requirements.  Tenant shall not allow any third parties, other than affiliates of Tenant and permitted subtenants and assignees, to use any Rooftop Equipment installed by Tenant.

ARTICLE VI
LANDLORD’S SERVICES

Section 6.1                          Landlord’s Services.  Landlord shall furnish to the Building the services set forth below in this Section, subject to the conditions stated in this Lease.  The cost of certain of these services are to be (i) paid by Tenant, as provided in this Lease, or (ii) included in Operating Costs, Insurance Costs or Taxes, as applicable

(a)                                 Building.  Landlord shall maintain and keep in good condition and repair the exterior and structure of the Building, the Common Areas of the Building and mechanical elements of the Building, including the roof and roof structure, the elevators, and the utility lines and systems outside the Building (except to the extent those utility lines or systems are the property or responsibility of the applicable utility company).  Landlord shall use commercially reasonable efforts to enforce its rights under the Declaration to cause Parking Garage A and the landscaping of the Project to be maintained in good condition and repair.

(b)                                 Systems.  Subject to Tenant’s obligations under Section 7.4, Landlord shall operate, maintain and keep in good condition and repair the heating, ventilating and air conditioning system, the plumbing system and the electrical system of the Building, including without limitation the HVAC and air handling systems serving the Premises.  Landlord shall provide heating and air conditioning services to the Premises to heat and cool the Premises at temperatures in accordance with ASHRAE standards from 8.00 a.m. to 6:00 p.m., Monday through Friday, and 8:00 a.m. to 1.00 p.m., on Saturdays, excluding holidays, and at such other times as Tenant may reasonably request.

(c)                                  Water and Sewer.  Cold and hot water at standard Building temperatures will be available for ordinary drinking, cleaning, sanitary, lavatory and laboratory purposes.  Landlord may install a water meter at Landlord’s expense and thereby measure Tenant’s water consumption.  Tenant shall pay Landlord, as Additional Rent, within thirty (30) days after invoice the cost of all water consumption so metered, including without limitation any and all sewer rents, taxes or levies assessed by any governmental authority or utility in connection with metered consumption.  Such meter and installation equipment shall be maintained in good working order and repair at Tenant’s expense.  Any water or sewer services charged directly to other tenants of the Building shall not be included in Operating Costs.

(d)                                 Elevators.  Landlord will provide three automatic operatorless elevators in the Building (two passenger elevators and one freight elevator).

(e)                                  Common Areas.  Landlord shall provide heating and air conditioning for the Common Areas inside the Building during business hours.  Landlord shall clean, provide lighting, repair, maintain and provide janitorial services for the Common Areas in order to maintain the Common Areas in first class order and condition.  Notwithstanding the above, any damage to the Common Areas or Common Facilities caused by any of Tenant’s Invitees shall be the sole responsibility of Tenant, subject to Section 13.5.  Landlord shall use commercially reasonable efforts to enforce its rights under the Declaration to cause the exterior Common Areas to be maintained in good condition and repair, including snow and ice removal from access drives and walkways.

(f)                                   Waste Removal.  Landlord shall provide or arrange for ordinary and reasonable waste removal services for the Building, provided that Tenant shall, at Tenant’s cost, arrange for the removal of all biohazardous waste from the Premises in accordance with Legal Requirements.  In the event that Landlord determines that Tenant’s quantity of waste is excessive in comparison to other tenants of the Building, or, in the event that Landlord determines that Tenant’s waste is other than waste generated by typical office, laboratory (including vivarium) use, Landlord may bill Tenant directly as Additional Rent for any such additional cost therefor or require that Tenant be responsible for disposing of its own waste.

(g)                                  Janitorial Services.  Landlord shall supply or cause to be supplied routine janitorial services for the Common Areas.  Such services may be revised from time to time by Landlord in its commercially reasonable discretion.

(h)                                 Taxes.  Landlord shall pay or cause to be paid all Taxes levied upon or with respect to the Project.

(i)                                     Utilities.  To the extent any utilities that serve the Premises are not billed directly by the utility provider to Tenant, Landlord shall pay or cause to be paid all such utilities.

(j)                                    Insurance.  Landlord shall procure and maintain, or cause to be procured and maintained, in full force and effect fire, casualty and extended coverage insurance with respect to the Project, with vandalism and malicious mischief endorsements, liability insurance with respect to the Common Areas, rent loss insurance and such other insurance upon or with respect to the Project as Landlord and/or Other Landlords determine to be necessary, appropriate and/or desirable (comparable to other similar properties in the City of Cambridge) or is required by Landlord’s and/or Other Landlords’ lender, all with such limits of coverage as Landlord, Other Landlords or their lender may deem necessary, appropriate and/or desirable.

(k)                                 Security.  Landlord will provide security for the Building, and will use commercially reasonable efforts to enforce its rights under the Declaration to cause security to be provided for the Project, consistent with the nature and character of the Project: provided that Landlord will not be responsible to Tenant, any of Tenant’s Invitees or any third party for any breach of security.

(l)                                     Shuttle Service.  Landlord shall operate, or cause to be operated, a shuttle service between the Project and the public transportation station in the vicinity of the Project.

Section 6.2                          Extraordinary Use.  Tenant acknowledges that the services to be supplied by Landlord after occupancy by Tenant will be sufficient only for ordinary office and laboratory uses.  Any additional capacity or structural support, as determined by Landlord, needed for uses beyond such uses, shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld.

Section 6.3                          Interruption; Delay.  Landlord shall have no responsibility or liability for failure or interruption of any such repairs or services referred to in this Article VI, or for any interruption in utility services, caused by breakage,  accident, strikes, repairs, inability after exercise of reasonable diligence to obtain supplies or otherwise furnish services, or for any cause or causes beyond the reasonable control of Landlord (but Landlord, in respect of those matters for which Landlord is responsible, will use reasonable efforts to restore such services or make such repairs as soon as possible), nor in any event for any indirect or consequential damages; and failure or omission on the part of Landlord to furnish such service or make such repair shall not be construed as an eviction of Tenant, nor render Landlord liable in damages, nor entitle Tenant to an abatement of Base Rent or Additional Rent, nor release Tenant from the obligation to fulfill any of its covenants under this Lease, except as provided in Articles X and XI with respect to eminent domain and damage by fire or other casualty.

Section 6.4                          Additional Services.  Should Tenant request any additional services, Tenant agrees to pay to Landlord as Additional Rent therefor Landlord’s actual costs for providing such service, plus an additional fifteen percent (15%) of such costs as an administrative fee, within thirty (30) days of Landlord’s billing Tenant therefor.

Section 6.5                          Landlord’s Indemnity.  Subject to Section 13.5, Landlord will indemnify and hold Tenant (and any and all Persons claiming by, through or under Tenant) harmless from and against all liabilities, claims, costs and expenses, including reasonable attorneys’ fees, arising from (i) any breach of this Lease by Landlord or any of Landlord’s Invitees or other Person claiming by, through or under Landlord; and/or (ii) any misconduct or negligence of Landlord or any of Landlord’s Invitees, or any accident, injury or damage occurring in, on or about the Project which results or is claimed to have resulted from any misconduct or negligence of Landlord or any of Landlord’s Invitees.  This indemnification and hold harmless agreement shalt survive the termination of this Lease.

ARTICLE VII
CERTAIN OBLIGATIONS OF TENANT

Section 7.1                          Rent.  Tenant will promptly pay the Base Rent and Additional Rent, including without limitation any and all fees, charges, expenses, fines, assessments or other sums payable by Tenant to Landlord (or to the applicable provider of utilities) at the time and in the manner provided for in this Lease, all of which shall be deemed to be obligations to pay Base Rent or Additional Rent.

Section 7.2                          Utilities.  In addition to gas and electricity which is the subject of Section 4.6 and water and sewer which is the subject of Section 6.1(c), Landlord reserves the right at its expense to cause any or all of Tenant’s other utilities to be separately metered or submetered.  In the event that Tenant is billed directly by a utility provider, then Tenant shall pay such bills directly to such utility provider prior to their due dates.  In the event Tenant’s utility usage is separately metered or sub-metered by Landlord, Tenant shall pay the billed charges therefor to Landlord as Additional Rent within thirty (30) days of Landlord’s billing therefor.  In the event Tenant’s utility usage is not separately metered, then, except for Tenant’s Utility Costs, Tenant shall pay for such usage as a part of the Operating Costs.  Tenant agrees that its use of electric current shall never exceed the capacity of existing feeders, risers and wiring installations in the Building.  Tenant shall not make or perform any alterations to wiring, installations, lighting fixtures or other electrical facilities in any manner without the prior written consent of Landlord, which Landlord will not unreasonably withhold or delay.  Any risers or wiring to meet Tenant’s excess electrical requirements, if requested by Tenant and approved by Landlord, will be installed by Landlord at Tenant’s expense.

Section 7.3                          No Waste.  Tenant shall not overload, damage or deface the Premises nor shall it suffer or permit the same to be done, nor shall it commit any waste.

Section 7.4                          Maintenance; Repairs; and Yield-Up.

(a)                                 Except for items that are Landlord’s responsibility under Section 6.1, Tenant will keep the Premises neat and clean and maintain the same in good repair, condition and appearance, subject to damage by fire or other casualty and reasonable wear and tear excepted Tenant’s obligation to so maintain and repair the Premises shall apply to all of the Premises, including, without limitation, all doors, glass, fixtures, interior walls, floors, ceilings, and any other systems exclusively serving the Premises, other than the HVAC and air handling systems serving the Premises, and the water neutralizer and emergency generator referenced in Section 2.1.  There is excepted from Tenant’s obligations under this Section only (a) damage to such portions of the Premises not the responsibility of Tenant under this Lease and originally constructed by Landlord, and (b) repairs and work which are otherwise the specific responsibility of Landlord hereunder.  At the end of the Lease Term or sooner termination of this Lease, Tenant shall peaceably surrender and deliver up the Premises, together with the water neutralizer and emergency generator referenced in Section 2.1, to Landlord, broom clean, with all utilities safety capped, and in good repair and condition, subject to reasonable wear and tear and damage by fire or other casualty, and remove all signs and lettering and all personal property, goods and effects belonging to Tenant or anyone claiming through or under Tenant.  Tenant shall cause all maintenance and repair work to conform to Legal Requirements Tenant shall keep the Premises clear of all filth, trash and refuse.  If Tenant fails to perform Tenant’s obligations under the above provisions of this Section, then Landlord will have the right (but not the obligation), without waiving any default by Tenant, to cause such obligations to be performed upon not less than five (5) business days prior written notice to Tenant (or a shorter period of prior written notice, or a contemporaneous written notice, if appropriate in Landlord’s reasonable judgment in light of the nature of Tenant’s obligations to be performed), giving Tenant the opportunity to have its representative observe the performance of such obligations if practical, and if Landlord causes any of such obligations to be performed as permitted above, the costs and expenses reasonably incurred by Landlord in connection therewith shall be due and payable by Tenant to Landlord as Additional Rent upon demand.

(b)                                 Tenant shall keep any and all Rooftop Equipment neat and clean and maintain any and all Rooftop Equipment in good repair and condition.  At the end of the Lease Term or sooner termination of this Lease, Tenant shall, at Tenant’s cost, remove the Rooftop Equipment, repair any and all damage to the roof and other parts of the Building resulting from such removal and restore the roof and other parts of the Building affected by the Rooftop Equipment to the same condition as existed prior to the installation of such Rooftop Equipment.

Section 7.5                          Alterations by Tenant.  Tenant will not make any change in, or addition to, the Premises without first obtaining, on each occasion, Landlord’s consent in writing as provided below (which consent shall not be unreasonably withheld, conditioned or delayed), and then only at Tenant’s expense (subject to Landlord’s obligation to pay the Allowance), and in a lawful manner and upon such terms and conditions as Landlord, by such writing, shall reasonably approve, which shall include, without limitation, (a) maintenance of insurance in form and substance reasonably satisfactory to Landlord, and (b) compliance with Sections 7.9, 7.11 and 7.13; provided that Landlord’s consent shall not be required for non-structural alterations costing less than $25,000 per alteration and costing less than $50,000 in the aggregate in any calendar year.  Any alteration or addition shall be consistent in appearance with the rest of the Building and the Project and shall be made only after duly obtaining (and providing to Landlord copies of) all required permits and licenses from all governmental authorities.  Tenant will deliver to Landlord in writing a schedule setting forth the details and location of all such proposed alterations or additions and detailed plans and specifications.  The contractor(s) performing the work shall be subject to

Landlord’s approval, which will not be unreasonably withheld.  If required by Landlord’s lender, Tenant shall provide a statutory lien bond with respect to such work.  All approved repairs, installations, alterations, additions or other improvements made by Tenant shall be made in a good and workmanlike manner, between such hours as approved in writing by Landlord, and in such a way that utilities will not be interrupted and other tenants and occupants of the Project will not suffer unreasonable inconvenience or interference as determined by Landlord.  Tenant’s Invitees shall be given such reasonable access to other portions of the Building and the mechanical systems as may be necessary or appropriate to perform such work.  Both during and after the performance of any such work, Landlord shall have free access to any and all mechanical installations in the Premises, including, but not limited to, air conditioning, fans, ventilating systems, machine rooms and electrical closets, and Tenant agrees not to construct or permit the installation of partitions and/or other obstructions in the Premises which might interfere with Landlord’s free access to the Premises or Building, or impede the free flow of air to and from air vents and other portions of the heating, ventilating and air conditioning systems in the Building.  Unless Landlord elects otherwise at the time in which it grants its consent thereto, but subject to Section 7.6, all installations, alterations, additions or improvements in or to the Premises shall be the property of Landlord and shall remain upon, and be surrendered with, the Premises at the end of the Lease Term or sooner termination of this Lease.

Section 7.6                          Trade Fixtures and Equipment.  Any trade fixtures installed in, or attached to, the Premises by, and at the expense of, Tenant, and any Rooftop Equipment, shall remain the property of Tenant, if the same may be removed without damage to, or destruction of, the Premises.  Tenant shall have the right, at any time and from time to time during the Lease Term, to remove any and all of its trade fixtures which it may have installed in, or attached to, the Premises, during the Lease Term, and any Rooftop Equipment.  In addition, prior to the end of the Lease Term or sooner termination of this Lease; Tenant shall remove all of Tenant’s trade fixtures, Rooftop Equipment, and voice or data cabling or wiring, unless Landlord gives Tenant a written waiver for same (if Tenant requests, Landlord shall state in writing whether it will grant a waiver at the time Tenant installs a trade fixture).  At any time that Tenant removes any of its trade fixtures, Tenant shall promptly repair the Building as a result of any damage to, or destruction of, the Building caused by the removal of any of its trade fixtures.  Notwithstanding the above provisions of this Section 7.6 to the contrary, Tenant shall surrender the water neutralizer and the emergency generator with the Premises as provided in Section 7.4.

Section 7.7                          Compliance with Laws.  Tenant, in its use of the Premises and at its sole expense, shall comply with all Legal Requirements, including, without limitation, all Legal Requirements related to the use, storage, discharge release, removal or existence of Hazardous Materials.  Tenant agrees that the Premises shall be kept in a sanitary and safe condition in accordance with all Legal Requirements.

Section 7.8                          Contents at Tenant’s Risk.  All inventory, equipment, goods, merchandise, furniture, fixtures and property of every kind which may be on or about the Premises, and all Rooftop Equipment, shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the use or abuse of water or by the leaking or bursting of water pipes, or by rising water, or by roof or other structural leak, or by loss of electrical service, or in any other way or manner, no part of such loss or damage shall be charged to or borne by Landlord in any case whatsoever, except that the foregoing shall not exculpate the Landlord from its own negligent acts or omissions.  Tenant agrees to maintain full and adequate insurance coverage on all of its property at the Premises and in the remainder of the Building, including physical damage, theft and business interruption insurance, or Tenant shall be a self-insurer thereof, in which case Tenant shall so advise Landlord in writing and shall be fully responsible for all such damage, and shall indemnify and save harmless Landlord from any loss, cost, expense, damage or liability resulting from Tenant’s failure to have such insurance as required in this Lease.  Such insurance on Tenant’s property shall contain a waiver of subrogation clause in favor of Landlord, or shall name Landlord as an additional insured for the sole purpose of preventing a subrogation claim against Landlord.  If Tenant is a self-insurer, in whole or in part, Landlord shall be entitled to the same benefits it would have enjoyed had insurance covering the loss in full with a waiver of subrogation clause been in effect, or as if the Landlord has been named on insurance covering the loss in full as an additional insured for the purpose of preventing a subrogation claim.

Section 7.9                          Exoneration, Indemnification, Hold Harmless and Insurance.  Tenant will exonerate, indemnify, defend, save and hold harmless Landlord (and any and all Persons claiming by, through or under Landlord) from and against all claims, proceedings, defenses thereof, liabilities, costs, and expenses of any kind and nature, including reasonable legal fees, arising from: (i) any breach of this Lease by Tenant or any of Tenant’s Invitees or other Person claiming by, through or under Tenant, and/or (ii) any misconduct or negligence of any of Tenant’s Invitees, or arising from any accident, injury or damage occurring in, on or about the Project, which such accident, damage or injury results from the negligence or misconduct on the part of any of Tenant’s Invitees.  This exoneration, indemnification and hold harmless agreement shall survive the termination of this Lease.

During the Lease Term and any period of holding over, Tenant shall maintain in full force and effect a policy of commercial general liability insurance under which Landlord (and its designees) and Landlord’s mortgagee(s) are named as additional insureds.  Such insurance policy shall be non-cancelable with respect to Landlord without at least thirty (30) days prior written notice to Landlord (to the extent that such a provision is then generally available in insurance policies), and Tenant shall deliver to Landlord prior to commencement of the Lease Term and thereafter at least thirty (30) days prior to the expiration of any then effective coverage a satisfactory written certificate of insurance coverages or the renewal or replacement of such coverages.  The minimum limits of liability of such insurance shall be One Million Dollars ($1,000,000.00) combined single limits for bodily injury and property damage, each occurrence, and One Million Dollars ($1,000,000.00) limits for personal injury, together with an overall umbrella coverage of an additional Four Million Dollars ($4,000,000.00).  Tenant shall not permit any contractor to do any work at or furnish any materials to be incorporated into the Premises without first delivering to Landlord satisfactory evidence of the Contractor’s commercial general liability insurance, worker’s compensation insurance, automobile insurance and, if required by Landlord’s lender, statutory lien bonds, each reasonably acceptable to Landlord and complying with any insurance specifications provided by Landlord.  All insurance requirements imposed upon Tenant or its contractors under this Lease shall be subject to the further requirement that the forms of coverage and the insurers providing the insurance be licensed in the Commonwealth of Massachusetts, be in sound financial condition, carry an A- or better Best’s rating.  and be reasonably acceptable to Landlord.  Tenant agrees that Landlord shall not be responsible or liable to Tenant, or to those Persons claiming by, through or under Tenant, for any loss or damage that may be occasioned by or through the acts or omissions of Persons occupying or using adjoining premises or any part of the Project, or otherwise, or for any loss or damage resulting to Tenant or those Persons claiming by, through or under Tenant, or its or their property, except that the foregoing shall not exculpate the Landlord from acts of its own negligence.

Section 7.10                   Landlord’s Access.  Landlord and its representatives shall have the right without charge to it and without reduction in Base Rent or Additional Rent, upon reasonable notice (which shall be at least 24 hours’ notice, except in case of an emergency), at reasonable times and in such manner as shall not unreasonably interfere with Tenant’s business, to enter the Premises for the purpose of showing the Premises to prospective purchasers, tenants (during the last year of the Lease Term) and lenders and investigating repair or maintenance problems and to make such repairs or changes as Landlord deems advisable, and to maintain, use, repair, replace, relocate or introduce pipes, ducts, wires, meters and any other Landlord’s fixtures serving or to serve the Premises or other parts of the Project (which shall be installed above ceilings, behind walls, or in other areas which do not interfere with Tenant’s business), or to maintain or repair any portion of the Project, and, in case of an emergency, whether resulting from circumstances in the Premises or elsewhere on the Project, Landlord or its representatives may enter the Premises (forcibly, if necessary) at any time to take such measures as may be needed to cope with such emergency.  Such access shall include, but not be limited to, the right to open floors, walls, ceilings, and building systems for the foregoing purposes provided that Landlord shall use commercially reasonable efforts to minimize the amount of time it requires access to the Premises in connection with maintenance, repairs or changes as aforesaid.  Landlord shall repair all such portions of the Premises as may be damaged due to Landlord’s entry as provided herein.  Other than where impractical in case of an emergency, Landlord shall give Tenant reasonable opportunity to have a Tenant’s representative accompany Landlord during any access to the Premises by Landlord pursuant to this Section.  In the event that any such repairs, work or other activities undertaken as herein provided interferes with Tenant’s operations to such a material extent (in the exercise of Tenant’s reasonable business judgment) that Tenant ceases its operations at the Premises for a period in excess of two (2) consecutive Business Days, all rental obligations and other charges thereafter shall be equitably adjusted for so long as such interference continues.

Section 7.11                   No Liens.  Tenant shall not permit any mechanics’, laborers’ or materialmen’s liens to stand against the Project or Tenant’s interests in the Premises, this Lease, or the estate created hereby for any labor or materials furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed in or on the Premises by or at the direction or sufferance of Tenant, unless such lien is bonded over to Landlord’s reasonable satisfaction.  Landlord may condition the right of Tenant to do any work which could result in a lien upon the Project or Tenant’s interests in the Premises, this Lease, or the estate created hereby on the delivery and recording of statutory lien bonds (if required by Landlord’s lender) or indemnities satisfactory to Landlord.

Section 7.12                   Compliance with Rules and Regulations.  Tenant covenants that all of its Invitees will comply with the Rules and Regulations and all other reasonable rules and regulations as Landlord may from time to time hereafter promulgate to regulate the conduct generally of all the tenants of the Building.  Landlord, however, shall have the reasonable right to change the Rules and Regulations and to waive any one or more of them in the case of any one or more tenants.  Landlord shall enforce the Rules and Regulations, if at all, in a non-discriminatory manner.

Section 7.13                   Further Construction.  Landlord shall have the right, but not the obligation, to construct an expansion or additional phase of the Building (an “Addition”).  If Landlord elects to construct an Addition, Tenant shall cooperate with Landlord in connection with Landlord’s plans to construct the Addition and the construction of the Addition, and neither Tenant nor any of its Invitees shall take any action which will interfere with such plans or construction unless the same results in a breach of this Lease by Landlord.  Without limiting the generality of the foregoing, Tenant agrees to provide (at no cost to Tenant) such assistance and cooperation as Landlord may request, from time to time, in order for Landlord to timely obtain all licenses, permits, approvals and certificates of occupancy as may be necessary and/or appropriate in connection with an Addition.  Landlord shall plan the construction of any Addition and related staging in a manner reasonable under the circumstances to minimize any material interference with Tenant’s access to and/or use of the Premises during the performance of such construction, which planning shall include reasonable advance written notice to Tenant of Landlord’s construction activities which are likely to disturb Tenant’s ongoing experiments or lab work in the Premises to facilitate the taking of protective steps by Tenant, and Landlord shall use commercially reasonable efforts to ensure that such construction work, once undertaken, minimizes any material interference with Tenant’s access to and/or use of the Premises.  Tenant acknowledges that, from time to time, dust, noise, vibrations and interruptions to power and other utilities (including water and sewer) and/or inability to maintain the temperature in the Building at customary levels may, among other construction-related interference, occur on a temporary basis (not to exceed more than two (2)

consecutive business days) in connection with the construction of an Addition.  Tenant is responsible to safeguard, insure and protect adequately its property (including any sensitive electronic equipment and computers) during the construction process and Landlord shall not be liable to Tenant for any damage or loss suffered by Tenant as a result of Landlord’s construction activities provided that they are undertaken in a manner consistent with this Section.  Tenant shall notify Landlord if any such construction-related interference should occur.  Upon receipt of written notice from Tenant, Landlord shall undertake those measures reasonable under the circumstances to minimize any material interference with Tenant’s access and/or use of the Premises during the performance of any such construction by Landlord.  Notwithstanding the foregoing, in the event that any such work or other activities undertaken as herein provided interferes with Tenant’s operations to such a material extent (in the exercise of Tenant’s reasonable business judgment) that Tenant ceases its operations at the Premises for a period in excess of two (2) consecutive Business Days, all rental obligations and other charges thereafter shall be equitably abated for so long as such interference continues.  In no event shall Tenant be required to relocate its operations to other premises as a result of any Addition.

ARTICLE VIII
SUBLETTING AND ASSIGNMENT

Section 8.1                          Subletting and Assignment.

(a)                                 Except as hereinafter set forth, Tenant shall not assign, mortgage, pledge or encumber this Lease nor sublet all or any part of the Premises, nor permit or allow the use of all or any part of the Premises by third party users, such as concessionaires, without, on each occasion, obtaining Landlord’s written consent thereto.  However, Landlord understands that Tenant intends to have third parties manage and operate the vivarium and the chip tank within the Premises, and occupancy of portions of the Premises by such third parties shall not be considered a sublease or other agreement for which Landlord’s consent is required pursuant to the immediately preceding sentence.  Landlord will not unreasonably withhold, condition or delay its consent to any assignment of this Lease or sublease of all or any part of the Premises under the circumstance described in Section 8.1(b)(i), and Landlord will consent to the sublease or all or a portion of the Premises, or the assignment of this Lease, to a Permitted Transferee under the circumstances described in Section 8.1(b)(ii); otherwise, the consent of Landlord to an assignment, sublease or other transaction covered by this Section 8.1(a) will be within Landlord’s sole discretion.  As used herein, the term “assign” or “assignment” shall be deemed to include, without limitation: (i) any transfer of Tenant’s interest in this Lease by operation of law or the merger or consolidation of Tenant with or into any other firm or corporation, or (ii) the transfer or sale of a controlling interest in Tenant (whether in a single transaction or a series of transactions), and whether by sale of its capital stock or otherwise, other than by reason of a sale of a portion of the capital stock of Tenant to raise capital (including any IPO) which does not result in a change in the day-to-day control of Tenant.

(b)                                 (i)                                     Landlord will not unreasonably withhold or delay its consent to any assignment of this Lease or any sublease of all or any part of the Premises, so long as (A) the assignment or sublease will not violate the terms of the Declaration; (B) the assignee or subtenant and its proposed use is of a character consistent with the Project; (C) the assignee’s or subtenant’s proposed use is permitted under the terms of this Lease; (D) the assignee or subtenant is qualified to do business in the Commonwealth of Massachusetts; (E) Tenant pays to Landlord all of Landlord’s reasonable expenses arising out of such assignment or sublease, including, without limitation, reasonable attorneys’ fees (not to exceed $3,000); (F) there does not then exist an Event of Default; (G) each of Landlord’s mortgagees has consented in writing to such assignment or sublease if such mortgagee’s consent is required pursuant to the terms of the applicable financing documents; (H) if a sublease, there are not more than a total of three (3) subtenants, including the proposed subtenant under the proposed sublease, in occupancy of the

Premises or portions thereof; and (I) if a sublease, the proposed sublease prohibits any assignment of the sublease or any sub-sublease of any portion of the Premises without the prior written consent of Landlord.

(ii)                                  Landlord will consent to a sublease of all or any portion of the Premises, or an assignment of this Lease, to a Permitted Transferee, so long as (1) the subtenant or assignee is qualified to do business in the Commonwealth of Massachusetts; (2) Tenant pays to Landlord all of Landlord’s reasonable expenses arising out of such sublease or assignment, including, without limitation, reasonable attorneys’ fees (not to exceed $3,000); and (3) there does not then exist an Event of Default and no Event of Default will be created as a result of the proposed sublease or assignment or the proposed use by the subtenant or assignee.

(c)                                  In the event of any permitted assignment of this Lease or sublease of all or any part of the Premises by Tenant, Tenant shall be jointly and severally liable with the new tenant for the payment of any and all Base Rent and Additional Rent which may become due by the terms of this Lease and for the performance of all covenants, agreements and conditions on the part of Tenant to be performed hereunder.  Tenant shall also pay to Landlord fifty percent (50%) of any rent received as a result of the assignment or sublease which exceeds the Base Rent and Additional Rent payable hereunder on a per square foot basis, after taking into account the costs of the assignment or sublease, including without limitation broker fees, attorneys’ fees, free rent concessions and build out costs, amortized on a straight-line basis over the remaining Lease Term.  No such assignment or sublease shall be valid or effective unless and until (i) the new tenant and Tenant execute and deliver to Landlord an agreement, in form and substance reasonably satisfactory to Landlord, pursuant to which inter alia, such new tenant (A) in the case of an assignment, assumes all of the obligations of Tenant under this Lease, (B) if a sublease, agrees to execute and deliver such estoppel certificates and subordination agreements in the same forms as Landlord may require of Tenant under this Lease, (C) if a sublease, acknowledges that Landlord has no obligations to new tenant under this Lease, the sublease or otherwise and (D) agrees to maintain the same insurance coverages as the insurance coverages which Tenant is required to maintain under this Lease and to provide evidence thereof to Landlord in accordance with the terms of this Lease; and (ii) the new tenant delivers to Landlord evidence of the insurance coverages required to be maintained by such new tenant under the agreement referenced in clause (i) above.  No modification of the terms of this Lease or any course of dealing between Landlord and any assignee or sublessee of Tenant’s interest herein shall operate to release or impair Tenant’s obligations hereunder.

(d)                                 Notwithstanding anything to the contrary contained in this Article VIII or other provisions of this Lease, in the event that Tenant seeks Landlord’s consent to an assignment of this Lease, other than to a Permitted Transferee, or a sublease of fifty percent (50%) or more of the Premises, Landlord, at its option and within ten (10) business days following receipt of Tenant’s request for Landlord’s consent, may terminate this Lease (or if the request is for a sublease of less than all of the Premises, at Landlord’s option, Landlord may terminate this Lease as to the portion requested to be sublet and Landlord and Tenant shall execute an amendment to this Lease to modify the Premises and to adjust Base Rent and Tenant’s Share based upon the approximate remaining leasable square footage to the Leasable Square Footage of the Building and the Project).  In such an event, Landlord may enter into a new lease with the proposed assignee or sublessee or any other party on any terms and provisions acceptable to Landlord in Landlord’s sole discretion for the Premises or the portion of the Premises released from this Lease.  Notwithstanding the above provisions of this Section 8.1(d) to the contrary, if Landlord exercises its option to terminate this Lease in whole or in part under this Section 8.1(d), Tenant may, by written notice given to Landlord within five (5) Business Days after Landlord exercises such option, withdraw Tenant’s request for Landlord’s consent to the subject assignment or sublease, in which event this Lease shall not terminate.

(e)                                  Tenant shall not enter into any arrangements with any subtenant or assignee to circumvent, or which have the effect of circumventing, (i) Tenant obligation to share rents received from a sublease or assignment or (ii) any other provisions of this Article VIII.

ARTICLE IX
RIGHTS OF MORTGAGEES AND GROUND LESSORS; ESTOPPEL CERTIFICATES

Section 9.1                          Subordination to Mortgages and Ground Leases.  Tenant agrees that this Lease is and shall be and remain subordinate to the lien of any present or future mortgage or mortgages, or ground lease, upon the Project, irrespective of the time of execution or time of recording of any such mortgage or mortgages, or ground lease, and to all renewals, extensions, and modifications therefor or amendments thereto; provided, however, that as a condition to such subordination to any present or future mortgage or ground lease, the mortgagee or ground lessor must agree in writing not to disturb Tenant’s possession of the Premises pursuant to the terms of this Lease so long as no Event of Default exists.  Tenant agrees that it will, upon ten (10) Business Days’ advance written request from Landlord or any holder of a mortgage on all or a portion of the Project or the ground lessor thereof, execute, acknowledge, and deliver any and all commercially reasonable instruments reasonably deemed necessary or desirable by Landlord, or such holder to give effect to, or notice of, such subordination, provided that such subordination includes a non-disturbance agreement for the benefit of Tenant on commercially reasonable terms and conditions specified by the mortgagee or ground lessor.  Without limiting the generality of the immediately preceding sentence, Tenant shall, contemporaneously with the execution of this Lease, (a) enter into a Subordination, Non-Disturbance and Attornment Agreement with Irish Bank Resolution Corporation Limited in mutually agreed form, and (b) enter into a Subordination, Non-Disturbance and Attornment Agreement with Ground Lessor in mutually agreed form.

Section 9.2                          Lease Superior at Mortgagee’s or Ground Lessor’s Election.  At the request in writing of any mortgagee, or ground lessor, of the Project, this Lease shall be deemed superior to such mortgage, or ground lease, whether this Lease was executed before or after such mortgage, or ground lease, and Tenant shall execute such commercially reasonable documents to effect the foregoing in recordable form as such mortgagee, or ground lessor, shall request.

Section 9.3                          Notice to Mortgagee and Ground Lessor.  Upon receipt of a written request from Landlord or any holder of a mortgage, on all or any part of the Project, or the ground lessor thereof, Tenant will thereafter send any such holder copies of all notices (including, but not limited to, notices of default or termination) given by Tenant to Landlord in accordance with any provision of this Lease.  In the event of any failure by Landlord to perform, fulfill or observe any agreement by Landlord herein or any breach by Landlord of any representation or warranty of Landlord herein, any such holder may at its election cure such failure or breach for and on behalf of Landlord within the same period of time provided herein for Landlord to cure the same or such longer period as may be reasonably necessary to cure the default.  In the event of any inconsistency between this Section and any similar provision in a Subordination, Non-Disturbance and Attornment Agreement entered into by Tenant and any mortgagee or ground lessor, the provisions of the Subordination, Non-Disturbance and Attornment Agreement shall be controlling.

Section 9.4                          Limitations on Obligations of Mortgagees, Ground Lessors and Successors.  Tenant agrees that the holder of a mortgage or ground lease or any successor-in-interest to any of them or to Landlord shall not be (a) bound by any payment of an installment of Base Rent or Additional Rent which may have been made more than thirty (30) days before the due date of such installment, (b) bound by any amendment or modification to this Lease made without the consent of the holder of a mortgage or ground lease or such successor in interest; (c) liable for any previous act or omission of Landlord (or its predecessors in interest) except for any obligations of Landlord to perform maintenance or repairs of a continuing nature the need for which first arises prior to the time that such holder succeeds to Landlord’s interest under the Lease and which continues after such holder succeeds to Landlord’s interest under this Lease; (d) responsible for any monies owing by Landlord to the credit of Tenant or subject to any credits, offsets, claims, counterclaims, demands or defenses which Tenant may have against Landlord (or any of its predecessors in interest); (e) bound by any covenant to undertake or complete any construction of the Premises or any portion thereof; or (f) obligated to make any payment to Tenant other than any security deposit actually delivered to holder of a mortgage or ground lease or such successor in interest.  Further, Tenant agrees that it will not seek to terminate this Lease by reason of any act or omission of Landlord until Tenant shall have given written notice of such act or omission to the holder of such mortgage or ground lease (at such holder’s last address furnished to Tenant) and following the giving of such notice such holder shall have the right, but shall not be obligated, to remedy such act or omission within the same time period provided for in this Lease for Landlord to cure the same or such longer period as may be reasonably necessary to cure the same.  In the event of any inconsistency between this Section and any similar provision in a Subordination, Non-Disturbance and Attornment Agreement entered into by Tenant and any mortgagee or ground lessor, the provisions of the Subordination, Non-Disturbance and Attornment Agreement shall be controlling.

Section 9.5                          Estoppel Certificate By Tenant.  Tenant agrees, at any time and from time to time, within ten (10) Business Days after written request by Landlord or any holder of a mortgage on all or a portion of the Project or the ground lessor thereof, (a) to execute, acknowledge and deliver to Landlord a statement in writing certifying that (except as may be otherwise specified by Tenant): (i) this Lease is presently in full force and effect and unmodified; (ii) Tenant has accepted possession of the Premises; (iii) any improvements required by the terms of this Lease to be made by Landlord have been completed to the satisfaction of Tenant; (iv) no rent under this Lease has been paid more than thirty (30) days in advance of its due date; (v) the addresses for notices to be sent to Tenant is as set forth in this Lease or as specified in such certificate; (vi) Tenant as of the date of executing the certificate has no charge, lien or claim of offset under this Lease, or otherwise, against rents or other charges due or to become due hereunder; (vii) Tenant is not in default under this Lease; (viii) to the best of Tenant’s knowledge, Landlord is not in default of this Lease; and (ix) such other information as Landlord may reasonably request about this Lease or Tenant’s occupancy; and (b) to deliver information in form satisfactory to Landlord and such holder or ground lessor concerning Tenant’s operations as may be found in Tenant’s then-most-recent annual audited financial statement, but only if such recipients agree in writing to keep such information confidential.

Section 9.6                          Amendment of Declaration.  Tenant agrees that the Declaration may be amended from time to time without the consent of Tenant, so long as such amendment does not materially adversely affect the use and enjoyment of the Premises by Tenant pursuant to this Lease, materially increase Tenant’s obligations in respect of Additional Rent, or further restrict Tenant’s ability to sublease or assign this Lease.  All references herein to the Declaration shall be references to the Declaration as amended from time to time.  Landlord shall provide Tenant with copies of any future amendments of the Declaration.

ARTICLE X
CASUALTY

Section 10.1                   Damage From Casualty.

(a)                                 If any portion of the Premises or the Building affecting Tenant’s use of the Premises is damaged by fire or other casualty, Tenant shall give Landlord written notice of such casualty promptly after Tenant becomes aware of such casualty.  Within sixty (60) days after Tenant gives Landlord written notice of such casualty or Landlord otherwise becomes aware of such casualty, Landlord shall reasonably estimate, and give Tenant written notice of, the period commencing with the date of such notice (the “Restoration Period”) that Landlord anticipates will be reasonably required to perform the restoration work which is the responsibility of Landlord as provided below.  If Landlord reasonably estimates that the Restoration Period will be longer than one year (or if less than one year, longer than the remaining Lease Term), then either Landlord or Tenant may terminate this Lease by giving to the other written notice of termination within ten (10) days after Landlord gives Tenant written notice of such estimate.  Such notice of termination shall be effective on the date thereof, and if Tenant is then occupying the Premises, Tenant shall thereafter have a reasonable period of time in which to vacate the Premises.  If (i) Landlord reasonably estimates that the Restoration Period will be one year or shorter, or (ii) Landlord reasonably estimates that the Restoration Period will be longer than one year but neither Landlord nor Tenant exercises its right to terminate this Lease as set forth above, then this Lease shall not terminate; and in such event, Landlord shall, unless Landlord exercises its termination right pursuant to Section 103, with reasonable dispatch, repair or rebuild so much of the Premises (and Building, as applicable) as were originally constructed by Landlord (or its predecessor) to substantially their condition immediately prior to the casualty (subject, however, to Legal Requirements then in existence), and Tenant shall concurrently (to the extent practical and consistent with good construction practices) (i) repair and restore so much of the Premises as were constructed by Tenant or are the responsibility of Tenant under this Lease and (ii) repair and restore its fixtures and personal property (but only to the extent of the proceeds of insurance carried or required by this Lease to be carried by Tenant).

(b)                                 If, pursuant to Section 10.1(a), Landlord is required to restore the Premises (and Building, as applicable) and Landlord fails to substantially complete such restoration by the end of the Restoration Period (subject to extension for delays beyond the reasonable control of Landlord), then Tenant shall have the right to terminate this Lease upon thirty (30) days prior written notice to Landlord.  If Landlord fails to substantially complete such restoration work within such thirty (30) day period, then this Lease shall terminate as of such thirtieth (30th) day.

(c)                                  Notwithstanding any other provisions of this Section 10.1 to the contrary, Landlord shall not be obligated to commence repair or restoration work prior to receipt of sufficient insurance proceeds, nor shall Landlord be required to expend sums in excess of “net recovered insurance proceeds”.  The term “net recovered insurance proceeds” shall mean the amount of any insurance proceeds actually recovered by Landlord, less the cost of obtaining the same (including attorneys’ fees and appraisal fees) and less the amount thereof required to be paid to a mortgagee or ground lessor.

Section 10.2                   Abatement of Rent.  In the event that the provisions of Section 10.1 shall become applicable, the Base Rent, Tenant’s Project Share of Taxes and Project Operating Costs, and Tenant’s Building Share of Building Operating Costs shall be abated or reduced proportionately for the period in which, by reason of any such damage or destruction, there is substantial interference with the operation of the business of Tenant in the Premises, having regard to the extent to which Tenant may be required to discontinue its business in the Premises, and such abatement or reduction shall continue (but may be adjusted from time to time based on the extent of the interference with Tenant’s operations) for the period commencing with such destruction or damage and ending with the substantial completion by Landlord of such work, repair and/or reconstruction as Landlord is obligated to do if it does not otherwise terminate this Lease pursuant to this Article X.

Section 10.3                   Landlord’s Right to Terminate.  Notwithstanding the foregoing, Landlord may terminate this Lease following:  (a) damage or destruction to the Premises to the extent of thirty (30%) or more of the cost of replacement thereof; or (b) the refusal of the applicable insurance carrier to pay funds sufficient for the cost to repair or replace or the refusal of any applicable mortgagee or ground lessor to release the insurance proceeds for such purposes.  Landlord may exercise the right to so terminate this Lease by written notice to Tenant given within sixty (60) days after the date of the damage or sixty (60)

days after the date Landlord receives written notice of such damage, whichever is later.  Such notice of termination shall be effective on the date thereof.

ARTICLE XI
EMINENT DOMAIN

Section 11.1                   Eminent Domain; Right to Terminate and Abatement in Rent.  If the Premises or any part thereof, or the whole or any substantial part of the Building, shall be taken, or if a conveyance shall be made in anticipation thereof, for any street or other public use, by action of the municipal, state, federal or other authorities, or shall receive any substantial direct or consequential damage for which Landlord or Tenant shall be entitled to compensation by reason of anything lawfully done in pursuance of any public authority, after the execution hereof and before the expiration of the Lease Term, then this Lease and the Lease Term shall terminate at the election of either party (given by written notice to the other party within ninety (90) days of the taking or within ninety (90) days of notice of the taking to Landlord), and such election may be made in case of any such taking notwithstanding the entire interest of Landlord may have been divested by such taking, and if neither party so elects, then in case of any such taking or destruction of, or damage to, the Premises, rendering the same or any part thereof unfit for use and occupation, a just proportion of the Base Rent and Additional Rent according to the nature and extent of the injury sustained by the Premises as determined by Landlord, shall be suspended or abated until the Premises or, in case of such taking, what may remain thereof, shall have been put in proper condition for use and occupation.  To the extent that the Premises, upon having been put in proper condition for use and occupation are smaller, the Base Rent shall be reduced for the balance of the Lease Term in the same proportion which the reduction in space bears to the original Leasable Square Footage of the Premises.  In the event of a taking of any portion of the Building, Tenant’s Share shall be recomputed.

Section 11.2                   Restoration.  If this Lease is not terminated as provided in Section 11.1, Landlord shall apply so much of the available proceeds of the eminent domain award as are required to restore the Project and the Premises to a condition, to the extent practical, substantially the same as that immediately preceding the taking, but subject to zoning laws and building codes then in existence.  If the available proceeds of the eminent domain award are insufficient, in Landlord’s judgment, for that purpose, Landlord shall have no obligation to expend funds in excess of said proceeds and Landlord shall have the right to select which portions of the Project, if any, shall be restored; provided that if Landlord does not elect to restore the Premises, then Tenant may exercise its termination rights as aforesaid.  The term “available proceeds” shall mean the amount of the award paid to Landlord, less cost of obtaining the same (including attorneys’ fees and appraisal fees) and less the amount thereof required to be paid to a mortgagee or ground lessor.  In the event Landlord fails to commence restoration of the Project and/or the Premises within sixty (60) days after the taking and diligently prosecute the same to completion, Tenant shall have the right to terminate the Lease upon sixty (60) days’ prior written notice to Landlord.

Section 11.3                   Landlord to Control Eminent Domain Action.  Landlord reserves all rights to compensation for damage to the Premises or any part thereof, or the leasehold hereby created, heretofore accrued or hereafter to accrue, by reason of any taking for public use of the Premises or any portion thereof, or right appurtenant thereto, or privilege or easement in, through, under or over the same, and by way of confirmation of the foregoing Tenant hereby assigns all rights to such damages heretofore accrued or hereafter accruing during the Lease Term to Landlord.  Provided, however, nothing herein contained shall limit Tenant’s right to any separate award for the taking of personal property, moving and other relocation expenses, or other items the payment of which shall not reduce the award payable to Landlord.

ARTICLE XII
DEFAULT AND REMEDIES

Section 12.1                   Event of Default.  As used herein, “Event of Default” shall mean the occurrence and/or existence of any one or more of the following:  (a)(i) Tenant shall fail to pay any installment of Base Rent, Additional Rent or any other amount due under this Lease on or before the date on which the same becomes due and payable, and such failure continues for five (5) days after written notice from Landlord thereof or (ii) Landlord having given the notice specified in the foregoing clause (a)(i) to Tenant twice in any twelve (12) month period, Tenant shall fail, on a third occasion within the twelve (12) months following the giving of the first such notice by Landlord, to pay any installment of Base Rent, Additional Rent or any other amount due under this Lease on or before the date on which the same becomes due and payable; or (b) Tenant shall neglect or fail to perform or observe any of the other covenants or undertakings herein on its part to be performed or observed and such neglect or failure shall continue for thirty (30) days after written notice to Tenant; provided, however, that if the default is other than a default under clause (a) above, or clauses (c) through (i) below, and is such that it cannot be cured within thirty (30) days, but is capable of being cured, such thirty (30) day period shall be extended by up to sixty (60) additional days provided that Tenant commences to cure such default within said thirty (30) day period, continues to do so diligently, and thereafter completes such cure within not more than ninety (90) days following the notice of default; or (c) there is filed by Tenant any case, petition, proceeding or other action under any Bankruptcy Law; or (d) any other proceedings shall be instituted against Tenant under any Bankruptcy Law and not be dismissed within sixty (60) days; or (e) Tenant shall execute an assignment of its property for the benefit of its creditors; or (f) a receiver, custodian or other similar officer for Tenant shall be appointed and not be discharged within sixty (60) days; or (g) the estate hereby created shall be taken by execution or by other process of law and is not redeemed by Tenant within thirty (30) days thereafter; or (h) an assignment or sublease in violation of the terms of this Lease; or (i) any other event constituting an Event of Default under other Sections of this Lease.

Section 12.2                   Landlord’s Remedies.

(a)                                 Upon the occurrence of an Event of Default, Landlord may, immediately or at any time thereafter (notwithstanding any license or waiver of any former breach or waiver of the benefit hereof, or consent in a former instance), and without further demand or notice, in person or by agent or attorney, enter the Premises or any part thereof and repossess the same as of its former estate, or terminate this Lease by written notice to Tenant, and in either event expel Tenant and those claiming through or under it and remove their effects without being deemed guilty of any manner of trespass and without prejudice to any remedy which might otherwise be used for arrears of Base Rent or Additional Rent or breach of covenant, and upon entry or written notice of termination, or automatic termination, both as aforesaid, this Lease shall terminate and Landlord, in addition to all other remedies which it may have at law or equity, and not in limitation thereof, shall have the remedies provided in this Article XII.

(b)                                 If, pursuant to Section 12.2(a), Landlord terminates Tenant’s right of possession of the Premises without terminating this Lease, then Tenant shall pay to Landlord during the remainder of the Lease Term the Base Rent and Additional Rent in installments as and when the same become due and payable, subject to reduction by any rent actually received by Landlord as a result of a re-letting of the Premises (net of the reasonable and customary costs of re-letting, including remodeling costs, brokerage commissions and attorneys’ fees).  Landlord shall exercise commercially reasonable efforts to re-let the Premises to mitigate damages, and Landlord may re-let the Premises or any part or parts thereof, either in the name of Landlord or otherwise for a term or terms which may, at Landlord’s option, be less than or exceed the period which would otherwise have constituted the balance of the Lease Term and may grant concessions or free rent.  The good faith failure of Landlord to re-let the Premises or any part or parts thereof, or, if the Premises are re-let, the good faith failure to collect the rents due under such re-letting, shall not release or affect Tenant’s liability for damage so long as Landlord does not act arbitrarily or capriciously.  Any suit brought to collect the amount of the deficiency for any month or other period shall not prejudice in any way the right of Landlord to collect the deficiency for any subsequent month or period by a similar proceeding.  Landlord, at Landlord’s option, may make such alterations, repairs, replacements and decorations on the Premises as Landlord in Landlord’s sole but reasonable judgment considers advisable and necessary for the purpose of re-letting the Premises, and the making of such alterations or decorations shall not operate or be construed to release Tenant from liability hereunder.

(c)                                  If, pursuant to Section 12.2(a), Landlord terminates this Lease, Tenant shall forthwith pay to Landlord as damages, in addition to all sums which were due prior to the date of such termination, a sum equal to the amount by which the Base Rent and Additional Rent for the remainder of the Lease Term exceeds the fair rental value of the Premises for the remainder of the Lease Term, discounted to present value using a then market rate of interest as reasonably determined by Landlord.  For the purposes of computing damages payable pursuant to this Section 12.2(c), the Additional Rent with respect to Taxes, Insurance Costs and Operating Costs for the remainder of the Lease Term will be assumed to be the product of such Additional Rent for the most recently ended fiscal, calendar or lease year, as the case may be, times the number of years remaining of the Lease Term.

(d)                                 Tenant will be responsible to Landlord for all expenses which Landlord may incur in connection with the enforcement of Landlord’s rights after an Event of Default, including, without limitation, reasonable legal expenses, attorneys’ fees, brokerage fees, and the cost of putting the Premises in good order or preparing the same for rental.

(e)                                  Tenant shall not be liable for consequential damages under this Lease, except such as arise from a holdover by Tenant.  No Person executing this Lease on behalf of Tenant, nor any officer, director or employee of Tenant, shall have any personal liability hereunder.

Section 12.3                   Reimbursement of Landlord.  Upon the occurrence of an Event of Default, Tenant will, in addition to paying Landlord all amounts due under the terms and provisions of this Lease, including, without limitation, Section 12.9, reimburse Landlord for all reasonable expenses incurred by Landlord in collecting such rent or in obtaining possession of, or in re-letting the Premises, or in defending any action, including expenses for reasonable counsel fees and commissions.  Tenant further agrees that, if on termination of this Lease by expiration or otherwise, Tenant shall fail to remove any of its property from the Premises as provided for herein, Landlord shall be authorized, in its sole option, and in Tenant’s name and on its behalf, either (a) to cause such property to be removed and placed in storage for the account and at the expense of Tenant; or (b) to sell such property at public or private sale, with or without notice, and to apply the proceeds thereof, after the payment of all expenses of removal, storage and sale, to the indebtedness, if any, of Tenant to Landlord, the surplus, if any, to be paid to Tenant.  All sums payable by Tenant under this Article XII shall be deemed Additional Rent.

Section 12.4                   Landlord’s Right to Perform Tenant’s Covenants.  Tenant covenants and agrees that, if it shall at any time fail to make any payment or perform any other act on its part to be made or performed as in this Lease provided, Landlord, in its sole discretion may after due notice to, or demand upon, Tenant, make any payment or perform any other act on the part of Tenant to be made and performed as in this Lease provided, in such manner and to such extent as Landlord may reasonably deem desirable, and in exercising any such rights, Landlord may pay necessary and incidental costs and expenses, employ counsel, and incur and pay reasonable attorneys’ fees.  The making of any such payment or the performing of any other act by Landlord pursuant to this Article shall not waive, or release Tenant from, any obligations of Tenant in this Lease contained.  All sums so paid by Landlord and all reasonably necessary and incidental costs and expenses in connection with the performance of any such act by Landlord shall, except as otherwise in this Lease expressly provided, be payable to Landlord on demand, and Tenant covenants to pay any such sum or sums promptly, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the non-payment thereof by Tenant as in the case of default by Tenant in the payment of the Base Rent.  Whenever practicable, Landlord, before proceeding as provided in this Section, shall give Tenant notice in writing of the failure of Tenant which Landlord proposes to remedy, and shall allow Tenant such length of time as may be reasonable in the circumstances, consistent with any grace periods contained herein, but not exceeding ten (10) Business Days from the giving of notice, to remedy the failure itself and, if Tenant shall not remedy the failure in the time so allowed, Landlord shall be deemed to have given “due notice” and may proceed as provided in this Section; provided, however, that nothing in this Section shall prevent Landlord from acting without notice to Tenant in case of any emergency wherein there is danger to property or person or where there may exist any violation of Legal Requirements including but not limited to the presence of Hazardous Materials, in which event no notice shall be required.

Section 12.5                   Cumulative Remedies.  The specified remedies to which Landlord may resort under the terms of this Lease, or under the provisions of applicable law, are cumulative and not intended to be exclusive of any other remedies or means of redress to which Landlord may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of this Lease.  The failure of Landlord to insist in any one or more cases upon the strict performance of any of the covenants of this Lease or to exercise any option contained herein shall not be construed as a waiver or a relinquishment for the future of such covenant or option.  Receipt by Landlord of any Base Rent or Additional Rent payment with knowledge of the breach of any covenants hereof shall not be deemed a waiver of such breach.  No waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by it.  In addition to the other remedies provided in this Lease, landlord shall be entitled to restraint by injunction of any violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease.

Section 12.6                   Expenses of Enforcement.  Tenant agrees to pay all reasonable expenses and reasonable attorneys’ fees incurred by Landlord in enforcing any obligation or any remedies hereunder including, without limitation, in connection with collection of Base Rent or Additional Rent, recovery by Landlord of the Premises, or in any litigation in which Landlord shall become involved by reason of any act or negligence of any of Tenant’s Invitees or any breach of this Lease by Tenant.  Landlord agrees to pay all reasonable expenses and reasonable attorneys’ fees incurred by Tenant in enforcing any obligation or any remedies hereunder including any litigation in which Tenant shall become involved by reason of any act or negligence of Landlord or any breach of this Lease by Landlord.

Section 12.7                   Landlord’s Default.  Landlord shall not be deemed to be in default hereunder unless such default shall remain uncured for more than thirty (30) days following written notice from Tenant to Landlord specifying the nature of such default, or such longer period as may be reasonably required to correct such default, provided that Landlord is diligently prosecuting such cure to completion.  In no event whatsoever shall Landlord be liable for consequential or any indirect damages.  The provisions of this Section are further subject to the provisions of Articles X and XI dealing with eminent domain and fire and other casualty, and Section 6.3 dealing with interruption of services.  If Landlord fails to cure any default by Landlord within the period provided above in this Section, Tenant may give Landlord an additional written notice confirming that the default has not been cured and that Tenant intends to cure such default, and, if Landlord fails to cure such default within ten (10) days after such notice, Tenant may, without waiving the default, take such steps as are reasonably appropriate to cure the default, recover from Landlord the reasonable cost of such cure, and, if Landlord concedes, or a court determines, Tenant’s right to recover such cost setoff such cost against the Base Rent and Additional Rent next coming due.  In no event shall Tenant have the right to terminate this Lease by reason of a default by Landlord, except as expressly provided herein.

Section 12.8                   Limitation of Landlord’s Liability.  The obligations of Landlord hereunder shall be binding upon Landlord and each succeeding owner of Landlord’s interest hereunder only during the period of such ownership, and Landlord and each succeeding owner shall have no liability whatsoever except for its obligations during each such respective period.  Tenant hereby agrees for itself and each succeeding holder of Tenant’s interest, or any portion thereof, hereunder, that any judgment, decree or award for money damages obtained against Landlord or any succeeding owner of Landlord’s interest, which is in any manner related to this Lease, the Premises or Tenant’s use and occupancy of the Premises or the Common Areas, or the remainder of the Project, shall be satisfied out of Landlord’s equity in the land and buildings then comprising the Project to the extent then owned by Landlord and such succeeding owner, and further agrees to look only to such assets (or proceeds thereof or interest or profits therefrom) and to no other assets of Landlord, or such succeeding owner, for satisfaction.  Neither Landlord nor any Person executing this Lease on behalf of Landlord, nor any partner, limited or general, or any officer, director employee, member, trustee, beneficiary, or owner of Landlord, nor any subsequent Landlord, or any partner, limited or general, or any officer, director, employee, member, trustee, beneficiary, or owner of any subsequent Landlord shall have any personal liability hereunder.  The remedies provided to Tenant in this Lease are exclusive, and Landlord will not be liable under any theory of recovery, whether based on contract, tort or otherwise.

Section 12.9                   Late Payment and Administrative Expense.  If Tenant shall fail to pay Base Rent, Additional Rent or other charges after the same become due and payable under this Lease, such unpaid amounts shall bear interest from the due date thereof to the date of payment at the lesser of (a) a per annum rate equal to three percent (3%) plus the prime rate of Bank of America (or any successor) in effect on the day the payment became due and subject to change thereafter or (b) the maximum rate permitted by applicable law (“Interest Payment”).  In addition, if Landlord is required to redeposit any check which is returned for insufficient funds or if Tenant shall fail to pay Base Rent, Additional Rent or other charges on or before the date on which the same become due and payable, then Tenant shall also pay to Landlord an administrative expense charge (“Administrative Expense”) of five percent (5.0%) of the amount thereof for each calendar month or part thereof after the due date of such payment until such payment is received by Landlord.  The provisions herein for Interest Payment and Administrative Expense shall not be construed to relieve Tenant of the obligation to pay Base Rent, Additional Rent and all other charges when due under this Lease and shall be in addition to and not in limitation of Landlord’s other remedies as provided for in this Lease.  Notwithstanding the foregoing, during each calendar year of the Lease Term, Tenant shall be allowed one (1) grace period during which it shall not be required to pay the Interest Payment or the Administrative Expense provided it pays to Tenant all Base Rent and Additional Rent then due within five (5) days after written notice from Landlord.

ARTICLE XIII
MISCELLANEOUS PROVISIONS

Section 13.1                   Brokers.  Each party represents that it has not dealt with any Person in connection with the Premises or the negotiation or execution of this Lease other than officers, employees and attorneys of Landlord and Brokers.  Each party shall indemnify and save harmless the other from and against all claims, liabilities, costs and expenses incurred as a result of any breach of the foregoing representation.  The broker’s fees payable to Brokers for this Lease shall be payable by Landlord subject to and in accordance with the terms of a separate agreement between Landlord and Brokers.

Section 13.2                   Quiet Enjoyment.  Tenant shall, upon paying all Base Rent and Additional Rent due hereunder and observing and performing all of the terms, covenants and conditions on Tenant’s part to be observed and performed, peaceably and quietly have and hold the Premises without hindrance or molestation by any Person or Persons lawfully claiming by, through or under, Landlord, subject, however, to the terms of this Lease.

Section 13.3                   Tenant’s Request for Landlord’s Action.  In the event that at Tenant’s request Landlord takes any action which is not required of Landlord pursuant to this Lease, Tenant shall pay as Additional Rent Landlord’s reasonable attorneys’ fees, expenses and disbursements in connection with such action, with payment to be made by Tenant within thirty (30) days after billing therefor by Landlord.  Landlord will give Tenant a good faith estimate of such costs of any such action prior to commencing such action.

Section 13.4                   Notices.  Any notice, demand, request or statement required or intended to be given or delivered under the terms of this Lease shall be in writing, shall be addressed to the party to be notified at the address or addresses set forth in the Summary of Basic Terms or at such other address in the continental United States as each party may designate for itself from time to time by notice hereunder, and shall be deemed to have been given, delivered or served upon the earliest of (a) three (3) days following deposit in the U.S. Mail, with proper postage prepaid, certified or registered, return receipt requested, (b) the next business day after delivery to a regularly scheduled overnight delivery carrier with delivery fees either prepaid or an arrangement, satisfactory with such carrier, made for the payment of such fees, or (c) receipt of notice given by telecopy or personal delivery.

Section 13.5                   Waiver of Subrogation.  Landlord and Tenant hereby release each other, to the extent of their respective insurance coverages, from any and all liability for any loss or damage caused by fire, any of the extended coverage casualties, or other casualties insured against, even if such fire or other casualty shall be brought about by the fault or negligence of the party benefited by the release or its agents, provided, however, this release shall be in force and effect only with respect to loss or damage occurring during such time as the policies of fire, extended coverage and other insurance, maintained by the releasing party shall contain a clause, or be subject to a statutory provision, to the effect that such release shall not affect said policies or the right of the releasing party to recover thereunder.  Each party agrees that its fire, extended coverage, and other insurance policies will include such a clause.  To the extent that Tenant is a self-insurer with respect to personal property, the provisions of Section 7.8 shall be applicable.

Section 13.6                   Entire Agreement; Execution; Time of the Essence and Headings and Table of Contents.  This Lease together with all Exhibits referred to herein and the Summary of Basic Terms, sets forth the entire agreement between the parties hereto and cannot be modified or amended, except in a writing duly executed by the respective parties.  This Lease, together with all Exhibits referred to herein and the Summary of Basic Terms, supersedes all previous written and oral negotiations, understandings and agreements regarding the subject matter of this Lease.  Neither Landlord nor any Person acting on behalf of Landlord has made any representations to Tenant on which Tenant has relied in entering into this Lease except any representations expressly stated in this Lease.  This Lease is executed as a sealed instrument and in multiple counterparts, all copies of which are identical, and any one of which is to be deemed to be complete in itself and may be introduced in evidence or used for any purpose without the production of any other copy.  Time is of the essence with respect to the obligations of Tenant and Landlord to be performed within a specific time frame in this Lease.  The headings throughout this Lease and the Table of Contents are for convenience of reference only, and shall in no way be held or deemed to define, limit, explain, describe, modify or add to the interpretation, construction or meaning of any provision of this Lease.

Section 13.7                   Partial Invalidity.  If any term or condition of this Lease or its application to any Person or circumstance shall to any extent be in violation of or unenforceable under any law, rule, regulation or order (including any court order) now existing or hereafter enacted or entered by any court or other governmental entity having competent jurisdiction (including after all appeals therefrom), the remainder of this Lease, or the application of such term or condition to Persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby and shall be enforceable to the fullest extent not prohibited by law.

Section 13.8                   No Waiver.  No assent, express or implied, by Landlord to any breach of any agreement or condition herein contained on the part of Tenant to be performed or observed, and no waiver, express or implied, of any such agreement or condition shall be deemed to be a waiver of or an assent to any succeeding breach of the same or any other agreement or condition; the acceptance by Landlord of Base Rent or Additional Rent due hereunder (whether such payment is made by Tenant or another Person), or silence by Landlord as to any breach, shall not be construed as waiving any of Landlord’s rights hereunder unless such waiver shall be in writing.  No payment by Tenant or acceptance by Landlord of a lesser amount than shall be due Landlord from Tenant shall be deemed to be anything but payment on account, and the acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon a letter accompanying said check, that said lesser amount is payment in full shall not be deemed an accord and satisfaction, and Landlord may accept said check without prejudice to recover the balance due or pursue any other remedy.

Section 13.9                   Holdover.  If Tenant remains in the Premises beyond the expiration of this Lease at the end of the Lease Term, or sooner following an early termination as provided for herein, such holding over shall not be deemed to create any tenancy, but Tenant shall be a daily Tenant at sufferance only subject to all of Tenant’s obligations set forth herein, but at a Base Rent equal to one and one-half (1½) times the Base Rent then most recently in effect and Additional Rent and other charges provided for under this Lease, with such Base Rent and Additional Rent to be charged on a monthly basis for each calendar month or portion thereof for which Tenant holds over, without proration for a partial calendar month.  The acceptance of a purported rent check following termination shall not constitute the creation of a tenancy at will, it being agreed that Tenant’s status shall remain that of a daily Tenant at sufferance, at the aforesaid daily rate Tenant shall also pay to Landlord all damages, if any, sustained by reason of any such holding over.  Otherwise, such holding over shall be on the terms and conditions set forth in this Lease as far as applicable.

Section 13.10            When Lease Becomes Binding.  The submission of this document for examination and negotiation does not constitute an offer to lease or a reservation or an option for the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant and the making of one-half of the Security Deposit by Tenant with Landlord in accordance with Section 2.5.  All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and may be modified or altered only by agreement in writing between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.

Section 13.11            Recordation.  Tenant shall not record this Lease with any registry of deeds or land court, and any such recordation will be void and constitute an Event of Default under this Lease.

Section 13.12            Financial Statements; Certain Representations and Warranties of Tenant.  No more than once per year, if requested by Landlord, Tenant shall provide to Landlord, any actual or potential mortgagee and any actual or potential ground lessor or any representative of any of the foregoing, copies of Tenant’s annual audited financial statements.  Tenant represents and warrants to Landlord, its successors and assigns that: (a) all financial statements of Tenant previously provided to Landlord (or available to Landlord on Tenant’s web site) have been prepared in accordance with GAAP (except for footnotes), were true, complete and correct as of their respective dates and fairly and accurately reflect the financial condition of Tenant; (b) there has been no material adverse change in the financial condition of Tenant subsequent to the date(s) of such financial statements; (c) all financial statements of Tenant as required to be provided to Landlord under this Section 13.12 after the dale hereof

(or available to Landlord on Tenant’s web site) will be prepared in accordance with GAAP (except for footnotes), will be true, complete and correct as of their respective dates and will fairly and accurately reflect the financial conditions of the Tenant; (d) Tenant is a corporation organized and existing in good standing under the laws of the State of Delaware and is authorized to transact business in the Commonwealth of Massachusetts; (e) the execution, delivery and performance of this Lease by Tenant has been duly authorized; and (f) this Lease is valid and binding upon the Tenant and is enforceable against Tenant in accordance with the terms hereof.

Section 13.13            Confidentiality.  Tenant acknowledges that the terms under which Landlord has leased the Premises to Tenant, (including, without limitation, the rental rate(s), term and other financial and business terms, constitute confidential information of Landlord (“Landlord’s Confidential Information”).  Tenant covenants and agrees to keep Landlord’s Confidential Information confidential; provided, however, that (a) Landlord’s Confidential Information may be disclosed by Tenant to those of its stockholders, officers, employees, attorneys, accountants, lenders and financial advisors (collectively, “representatives”) who need to know such information in connection with Tenant’s lease, use and occupancy of the Premises and for financial reporting and credit related activities and in connection with a merger or sale of Tenant or substantially all of the assets of Tenant (it being understood that Tenant shall inform the representatives of the confidential nature of Landlord’s Confidential Information and that the representatives shall be directed by Tenant to treat Landlord’s Confidential Information confidentially in accordance with the terms of this Section), and (b) unless required by applicable law, any other disclosure of such information may only be made if Landlord consents in writing prior to any such disclosure.  Landlord acknowledges that, in connection with this Lease, Tenant is furnishing to Landlord information regarding Tenant and Tenant’s operations which is not a matter of public record and is not generally available to the public (“Tenant’s Confidential Information”).  Landlord covenants and agrees to keep Tenant’s Confidential Information confidential; provided, however, that (a) Tenant’s Confidential Information may be disclosed by Landlord to Landlord’s representatives who need to know such information in connection with Landlord’s business (it being understood that Landlord shall inform the representatives of the confidential nature of Tenant’s Confidential Information and that the representatives shall be directed by Landlord to treat Tenant’s Confidential Information confidentially in accordance with the terms of this Section), and (b) unless required by applicable law, any other disclosure of such information may only be made if Tenant consents in writing prior to any such disclosure.

Section 13.14            Summary of Basic Terms.  The Summary of Basic Terms which is affixed to this Lease sets forth certain basic terms and information which is thereafter referred to in the main text of this Lease.  Every reference to the Summary of Basic Terms, or to a particular item thereon, shall have the effect of incorporating the Summary, or the particular item thereof, into the main text of this Lease.

[Signature Page Follows]

Tenant and Landlord, each by its duly authorized officer, have signed this Lease as of the date first set forth above.

TENANT:

GENOCEA BIOSCIENCES, INC.

By:	/s/ Robert Farrell Jr.
Name:	Robert Farrell Jr.
Title:	VP Finance & Admin
Duly Authorized

LANDLORD:

TBCI, LLC, as Trustee of 100 Discovery Park Realty Trust

By:	/s/ Robert A. Schlager
Name:	Robert A. Schlager
Title:	Treasurer of
Duly Authorized

EXHIBIT A-1

PROPERTY DESCRIPTION (PROJECT)

EXHIBIT A-I

Building 35 Property Parcel 1/Lot 1 on the Survey

Four contiguous parcels of Land (the last two being registered land) situated on the Northerly side of said Acorn Park as follows:

PARCEL 1

SOUTHERLY: by Acorn Park by three lines measuring respectively 121.70 feet, 205.26 feet and 98.84 feet;

WESTERLY: by land of Marshall B. Dalton and others, trustees, 193.45 feet;

NORTHERLY: by Lot Y4 as shown on the plan hereinafter mentioned by two lines measuring respectively 119 feet and 15.48 feet;

NORTHEASTERLY: 45.38 FEET;

NORTHWESTERLY: again, 295.58 feet, said last two lines being along land of Marshall B. Dalton and others, Trustees, shown on said plan as a parcel containing 7,001 square feet, and being the Parcel 2 herein described;

NORTHERLY: again, by Lot 337 as shown on said plan, 37.27 feet; and

EASTERLY: by land now or late of New England Mutual Life Insurance Company, 329.27 feet.

Said parcel is shown on a “Plan of Land in Cambridge and Arlington, Massachusetts”, dated Aug. 17, 1958, by William S. Crocker, Inc., Civil Engineers, recorded with said Deeds as Plan No. 251 of 1957, in Book 8915, Page 81, and the same contains according to said Plan 119,627 square feet.

Excepting that portion of Lot 1 designated as “Proposed Building 100 Ground Lease Area” as shown on a plan entitled “Cambridge Discovery Park in Cambridge, Massachusetts - Building 100 Ground Lease Plan”, prepared by BSC Group, Inc., dated February 7, 2005, a copy of which is attached to the Notice of Lease dated March 22, 2005, between BHX, LLC, as Trustee of Acorn Park Holdings Realty Trust, as landlord, and BHX, LLC, as Trustee of 100 Discovery Park Realty Trust, as tenant, which was recorded with the Middlesex South Registry of Deeds on March 31, 2005 as Instrument No. 83766, and filed with the Middlesex South Registry District of the Land Court as Document No. 1369427.

PARCEL 2/Lot 2 on the Survey

SOUTHWESTERLY: 45.38 feet;

SOUTHEASTERLY: 295.58 feet; said last two lines being along land now or formerly of Marshall B. Dalton and others, Trustees, shown on said plan as land of West Cambridge Trust, and being the First Parcel herein described;

NORTHERLY: by Lot 342 as shown on Land Court Subdivision Plan 4351z, being Parcel 3 herein described, by two lines measuring respectively 60.73 feet and 123.34 feet;

NORTHWESTERLY: by Lot 340 as shown on Land Court Subdivision Plan 4351 Y, being Parcel 4 herein described, 81.98 feet;

NORTHWESTERLY: more WESTERLY by Lot Y3 as shown on Land Court Subdivision Plan 4351x, 64.19 feet;

Said parcel shown on said plan dated August 17, 1956 as the parcel containing 7001 square feet.

PARCEL 3/Lot 3 on the Survey

NORTHERLY: on land now or late of Bolton, being Lot 341 on Land Court Subdivision Plan 4351z, 236.14 feet;

SOUTHERLY: by what was known as the Northerly line of Alewife Brook Parkway, being Parcel 2 herein described, by two lines measuring respectively 60.73 feet and 123.34 feet; and

SOUTHWESTERLY: by Lot 340 as shown on said Plan, being Parcel 4 herein described, 61.13 feet.

Said parcel is shown as Lot 342 on said Subdivision Plan 4351z, filed in the South Registry District of Middlesex County with Certificate of Title No. 97885 and comprises the premises described in said Certificate of Title.

PARCEL 4/Lot 4 on the Survey

SOUTHERLY: by what was known as the Northerly line of Alewife Brook Parkway, being Parcel 2 herein described, 81.98 feet;

NORTHWESTERLY: Lots Y3 and Y2 as shown on Plan hereinafter mentioned, 54.61 feet; and

NORTHEASTERLY: by Lot 339 on said Plan, a portion of which comprises Parcel 3 herein described 61.13 feet.

Said parcel is shown as Lot 340 on Subdivision Plan 4351y filed in said Registry District with Certificate of Title No. 93873, and comprises the premises described in said Certificate of Title.

The aforesaid four contiguous parcels are shown as Lot 1 containing 119, 627± square feet; Lot 2 containing 7,001± square feet; Lot 3 containing 2,912± square feet; and Lot 4 containing 1.634± square feet respectively on a plan entitled “Plan of Land in Arlington, Belmont and Cambridge, Massachusetts prepared for Arthur D. Little, Inc. by Boston Survey Consultants” dated October 31, 1978 and recorded with the Middlesex South Registry of Deeds as Plan No. 338 of 1978 In Book 13674, Page End (the “Master Plan”).

Buildings 20, 20A and 32 Property

PARCEL 5/Lot 7 on the Survey

A certain parcel of land situated on the Southerly and Easterly sides of Acorn Park and at the Southeasterly corner of Acorn Park and Concord Turnpike, partly in Cambridge and partly in Arlington, both in Middlesex County, Massachusetts, with the buildings thereon situated and bounded as described as follows:

NORTHERLY: by Acorn Park by three lines measuring respectively 39.63 feet, 209.61 feet and 289.03 feet;

WESTERLY: by said Acorn Park by two lines measuring respectively 309.53 feet and 63.35 feet;

NORTHWESTERLY: on the junction of Acorn Park and Concord Turnpike by a curved line having a radius of 30 feet, 50.79 feet;

NORTHERLY: again, on Concord Turnpike 39.67 feet,

SOUTHERLY: by land of the Commonwealth of Massachusetts, 66.17 feet;

EASTERLY: by the same land by two lines measuring respectively about 390 feet and 225.70 feet;

SOUTHERLY: again, by the same land, by three lines measuring respectively 239.60 feet, 282.46 feet, and 58.57 feet;

WESTERLY: again, by land now or late of Kingman and others, Trustees, 113.12 feet;

NORTHERLY: by land late of New England Mutual Life Insurance Company, 159.96 feet; and

WESTERLY: again, by the same land, 125 feet.

Said premises comprise a portion of the premises shown on the following three plans; one dated May 4, 1953, by William S. Crocker, Civil Engineer, recorded with Middlesex South District Deeds, Book 8110, Page 322, as Plan #1334 of 1953; one dated August 17, 1956, by William S. Crocker, Inc. Civil Engineer, recorded with said Deeds, Book 8915, Page 81, as Plan #251 of 1957; and one dated December 10, 1959, by William S. Crocker, Inc., recorded with said Deeds, Book 9608, Page 81, as Plan #843 of 1960, and said premises contain according to said plans about 125,497 square feet.

The aforesaid parcel is shown as Lot 7 containing 125,504± square feet on the Master Plan.

Building 25 Property

PARCEL 6/Lot 12 on the Survey

A certain parcel of land with the buildings thereon situated on the Northerly side of Acorn Park, in Cambridge, Middlesex County, Massachusetts, bounded and described as follows:

SOUTHERLY: by Acorn Park by two lines measuring respectively 52.86 feet and 77.15 feet,

WESTERLY: by land now or formerly of New England Mutual Life Insurance Company 126.34 feet;

NORTHERLY: by the same land, 130 feet; and

EASTERLY:  by the same land, 125 feet.

Said premises are shown on a plan marked “Plan of Land in Cambridge, Mass.” dated Dec. 10, 1959, Revised Feb. 26, 1960, by William S. Crocker, Inc., recorded with Middlesex South District Deeds, Book 9608, Page 67, and contain according to said plan, 16,285 square feet

The aforesaid parcel is shown as Lot 12 containing 16,285+ square feet on the Master Plan.

Three parcels of land situated on either side of Acorn Park (the first two of said parcels are contiguous) bounded and described as follows:

PARCEL 7/Lot 13 on the Survey

A certain parcel of land with the buildings thereon situated on Concord Turnpike and on Acorn Park, partly in Cambridge and partly in Arlington, both Middlesex County, Massachusetts, bounded and described as follows:

NORTHERLY: on Concord Turnpike, 1.83 feet;

NORTHEASTERLY: on the junction of Concord Turnpike and Acorn Park by a curved line having a radius of 30 feet measuring 43.45 feet;

EASTERLY: on Acorn Park 327.98 feet;

SOUTHEASTERLY: on the same by a curved line having a radius of 30 feet measuring 39.41 feet;

SOUTHERLY: on the same 323.47 feet;

WESTERLY: on other land now or formerly of Gerald W. Blakeley, Jr. et als, Trustees, 329.27 feet;

NORTHERLY: on registered land of now or formerly Marshall B. Dalton and others, Trustees, being Lot 337 as shown on Land Court Subdivision Plan 4351 W and a part of Lot F as shown on Land Court, Subdivision Plan 4351 L, by two lines measuring respectively 336.51 feet and 99.75 feet; and

WESTERLY: on the same land 43.45 feet.

Said parcel is shown on a plan designated “West Cambridge Industrial Center, Arlington and Cambridge, Mass.” dated May 4, 1953, by William S. Crocker, Civil Engineer, recorded with said Deeds in Book 8110, Page 322, as Plan No. 1334 of 1953, and contains according to said plan, 135,000 square feet.

Excluded from said Parcel 7 hereinabove described Is a certain parcel of land with the buildings thereon situated on the Southerly side of Acorn Park, in Cambridge, Middlesex County, Massachusetts, bounded and described as follows (and being shown as Lot 12 on the survey).

SOUTHERLY: by Acorn Park by two lines measuring respectively 52.86 feet and 77.15 feet;

WESTERLY: by land now or formerly of New England Mutual Life insurance Company 126.34 feet;

NORTHERLY: by the same land, 130 feet: and

EASTERLY: by the same land, 125 feet.

Said premises are shown on a plan marked, “Plan of Land in Cambridge, Mass.” dated Dec. 10, 1959, Revised Feb 26, 1960, by William S. Crocker, Inc., recorded with Middlesex South District Deeds, Book 9608, Page 67, and contain according to said plan 16,285 square feet.

PARCEL 8/Lot 14 on the Survey

A parcel of land with the buildings thereon situated on Concord Turnpike, partly in Arlington and partly in Cambridge both in Middlesex County, Massachusetts, bounded and described as follows:

NORTHEASTERLY: by the Southwesterly line of Concord Turnpike, 408.79 feet,

EASTERLY: by land formerly of Herbert F. Allen and now of New England Mutual Life Insurance Company, 43.45 feet;

SOUTHERLY: by what was formerly land of the Commonwealth of Massachusetts and in part land now or formerly of said New England Mutual Life insurance Company and land now or formerly of Gerald W. Blakeley, Jr and others Trustees, 473.53 feet; and

NORTHWESTERLY: by lot 338 as shown on the plan hereinafter mentioned, 222 feet.

Said parcel is shown as Lot 337 on said plan.

All of said boundaries are determined by the Land Court to be located as shown on a subdivision plan, as approved by the Land Court, filed in the Land Registration Office, a copy of a portion of which numbered 4351W is filed in the South Registry District of Middlesex County with Certificate of Title No. 81357 in Registration Book 537, Page 7, being the same premises described in Certificate of Title No. 81357 in said Registry District.

PARCEL 9/Lot 15 on the Survey

A parcel of land situated on the Southerly side of Acorn Park in Cambridge, Middlesex County, Massachusetts, bounded and described as follows:

NORTHERLY: by Acorn Park, 160 feet;

EASTERLY: by other land now or formerly of Marshall B. Dalton et al, Trustees, 125 feet;

SOUTHERLY: by the same land, 159.96 feet; and

WESTERLY: by land now or late of Kingman and others Trustees 125 feet.

Said premises are shown on a plan marked “Plan of Land in Cambridge, Mass.” dated Dec. 10, 1959, by William S. Crocker, Inc. recorded with said Deeds in Book 9608, Page 81, as plan 843 of 1960 and contain 19,189± square feet according to said plan.

The aforesaid three parcels are shown as Lot 13 containing 118,715± square feet Lot 14 containing 49,972+ square feet; and Lot 15 containing 19,189+ square feet, respectively on the Master Plan.

Two contiguous parcels of land situated on the Southerly side of Acorn Park in Cambridge, Middlesex County, Mass., bounded and described as follows:

PARCEL 10/Lot 5 on the Survey

A parcel of land on the Southerly side of Acorn Park (formerly called Burton Street) in said Cambridge shown on Plan of West Cambridge Industrial Center, Arlington and Cambridge, Massachusetts, dated May 4, 1953 by William S. Crocker, Civil Engineer, said Plan being recorded with said Deeds Book 8110, Page 322, bounded and described as follows:

NORTHERLY: on Acorn Park (as laid out and shown on said Plan which layout has since been changed Northerly of its location on said Plan) 91.35 feet.

EASTERLY: on land now or formerly of Eugene A. Kingman, et al Trustees 219.72 feet;

SOUTHERLY:  on land of the Commonwealth of Massachusetts, 91.43 feet; and

WESTERLY: on the same 218.82 feet.

Containing according to said Plan 19,950 feet.

PARCEL 11/Lot 6 on the Survey

A parcel of land in said Cambridge bounded and described as follows:

Beginning at a point in the western end of Acorn Park, thence running by a line in Acorn Park as now laid out south 89° 26’ 46” East a distance of 85.15 feet;

thence about easterly by a curved line with a radius of 2168.28 feet, by a line in Acorn Park, as now laid out, a distance of 209.61 feet;

thence turning and running southwesterly by the southeasterly line of Acorn Park, as now laid out and by land now or formerly of Marshall B. Dalton et als, Trustees, a distance of 287.36 feet thence turning and running north 16° 22’ 16” west by land now or formerly of the Commonwealth of Massachusetts and the end of Acorn Park as now laid out, a distance of 38.10 feet to the point of beginning.

Said parcel is shown on plan designated “Plan of Land in Cambridge, Massachusetts” August 17, 1956, by William S. Crocker, Inc., Civil Engineer, recorded with said Deeds, Book 8915, Page 81 and contains according to said Plan, 3,727 square feet

Excluded however, from Parcel 11 hereinabove described is a portion of which is bounded and described as follows:

A triangular parcel of land situated on the Southerly side of said Acorn Park bounded and described as follows:

NORTHEASTERLY: by said Acorn Park, 199.84 feet

SOUTHERLY: by a lot containing 18,016 square feet of land on a plan hereinbelow referred to, being land now or formerly of Marshal B. Dalton et als, Trustees, 195.99 feet; and

WESTERLY: by the remainder of the second parcel above described being a lot containing 2,541 square feet shown on the plan hereinafter mentioned, 18.40 feet.

Said parcel is shown on a plan entitled “Plan of Land in Cambridge, Mass.” dated Dec. 10, 1959 by William S. Crocker, Inc. recorded with said Deeds Book 9608, Page 81 and containing according to said plan, 1,179 square feet more or less.

The aforesaid parcels 10 and 11 are shown as Lot 5 containing 19,950 square feet and Lot 6 containing 2,541 + square feet respectively on the Master Plan.

PARCEL 12/Lot 8 on the Survey

SOUTHEASTERLY: by land now or formerly of the Commonwealth of Massachusetts — Metropolitan District Commission — Alewife Brook Parkway, 460.82, feet;

SOUTHERLY: by Lot 1 as shown on plan hereinafter mentioned 120.64 feet;

WESTERLY: by land now or formerly of Lancaster H. Heustis, 637.31 feet; and

NORTHEASTERLY: by land now or formerly of First National Stores, Inc. and of Franklin Wyman et al., 712.37 feet.

Said parcel is shown as Lot 2 on said Plan (Land Court Plan No. 25650B).

All of said boundaries are determined by the Court to be located as shown on a subdivision plan, as approved by the Court, filed in the Land Registration Office, a copy of which is filed in the Registry of Deeds for the South Registry District of Middlesex County in Registration Book 592, Page 155, which Certificate 92505.

Excepting that portion of Lot 8 designated as “Proposed Building 100 Ground Lease Area” as shown on a plan entitled “Cambridge Discovery Park in Cambridge, Massachusetts - Building 100 Ground Lease Plan”, prepared by BSC Group, Inc., dated February 7, 2005, a copy of which is attached to the Notice of Lease dated March 22, 2005, between BHX, LLC, as Trustee of Acorn Park Holdings Realty Trust, as landlord, and BHX, LLC, as Trustee of 100 Discovery Park Realty Trust, as tenant, which was recorded with the Middlesex South Registry of Deeds on March 31, 2005 as Instrument No. 63766, and filed with the Middlesex South Registry District of the Land Court as Document No. 1369427.

PARCEL 13/Lot 9 on the Survey

SOUTHERLY: by the Northerly line of Alewife Brook Parkway, 134.48 feet;

SOUTHWESTERLY: by land now or formerly of Henry O. Cushman, 111.64 feet;

NORTHWESTERLY: by lot P as shown on plan hereinafter mentioned, 57.83 feet; and

NORTHEASTERLY: by lot Y3 on said plan.

Said parcel is shown as Lot Y4 on said plan (Land Court Plan No. 4351X).

Excepting that portion of Lot 9 designated as “Proposed Building 100 Ground Lease Area” as shown on a plan entitled “Cambridge Discovery Park In Cambridge, Massachusetts - Building 100 Ground Lease Plan”, prepared by BSC Group, Inc., dated February 7, 2005, a copy of which is attached to the Notice of Lease dated March 22, 2005, between BHX, LLC, as Trustee of Acorn Park Holdings Realty Trust, as landlord, and BHX, LLC, as Trustee of 100 Discovery Park Realty Trust, as tenant, which was recorded with the Middlesex South Registry of Deeds on March 31, 2005 as Instrument No. 63766, and filed with the Middlesex South Registry District of the Land Court as Document No. 1369427.

Together with the right to use the right of way over a strip of said Lot Y3 twenty feet in width located along the southerly and southeasterly boundary of said Lot Y-3 so as to permit ingress to and egress from said Lot Y-4 over the twenty foot right of way leading from Lot Y-3 to the Concord Turnpike, as set forth in Document No. 280072, and shown on Land Court Plan No. 4351X.

PARCEL 14/Lot 10 on the Survey

SOUTHERLY: by the Northerly line of Alewife Brook Parkway 64.19 feet;

SOUTHWESTERLY: by Lot Y4 as shown on said plan hereinafter mentioned, 195.60 feet;

NORTHWESTERLY: by Lot P on said plan, 100 feet;

NORTHEASTERLY: by Lot W and X1 on said plan, 160.98 feet,

SOUTHEASTERLY: 25 feet;

NORTHEASTERLY: 80 feet, by Lot Y2 on said plan; and

SOUTHEASTERLY: by Lot 338 on said plan, 29.61 feet.

Said parcel is shown as Lot Y3 on said plan.  (Plan No 4351x).

All of said boundaries are determined by the Court to be located as shown on a subdivision plan, as approved by the Court, filed in the land Registration Office, a copy of which is filed in the Registry of Deeds for the South Registry District of Middlesex County in Registration Book 537, Page 6, with Certificate 81356.

The right and easement, appurtenant to the above-described premises (Lot Y3on Land Court Plan No. 4351 X) to use the right of way over the twenty foot way leading from Lot Y-3 to the Concord Turnpike as set forth in Document No. 255039 and shown on Plan No 4351 U.

PARCEL 15/Lot 11 on the Survey

That parcel beginning at a point in Cambridge in the Westerly boundary of land now or late of Gerald W. Blakeley, Jr., et al, Trustees, distant 193.45 feet on bearing south 16°22’16” East from the easterly corner of land now or late of Marshall B.  Dalton, et al, Trustees (Land Court Case No. 25650);

Thence running north 89°26’46” west by land now or formerly of the Commonwealth of Massachusetts a distance of 478.21 feet to land now or later of said Dalton, et al, trustees;

Thence turning and running in a northeasterly direction by a line with a radius of 5453.83 feet, a distance of 383.87 feet to a point;

Thence turning slightly and running north 65°11’23” east a distance of 76.95 feet to a point;

Thence turning and running south 16°22’16” east, a distance of 193.45 feet to the point of beginning, containing 42,868 square feet according to said plan.

Excepting that portion of Lot 11 designated as “Proposed Building 100 Ground Lease Area” as shown on a plan entitled “Cambridge Discovery Park in Cambridge, Massachusetts - Building 100 Ground Lease Plan”, prepared by BSC Group, Inc., dated February 7, 2005, a copy of which is attached to the Notice of Lease dated March 22, 2005, between BHX, LLC, as Trustee of Acorn Park Holdings Realty Trust, as landlord, and BMX, LLC, as Trustee of 100 Discovery Park Realty Trust, as tenant, which was recorded with the Middlesex South Registry of Deeds on March 31, 2005 as Instrument No. 63766, and filed with the Middlesex South Registry District of the Land Court as Document No. 1369427.

PARCEL 16/Lot X1 on the Survey

That certain parcel of land situated in Cambridge in the County of Middlesex and said Commonwealth, bounded and deserted as follows:

SOUTHEASTERLY: by Lot F as shown on plan hereinafter mentioned, 135 feet;

SOUTHWESTERLY: 80 feet; and

SOUTHEASTERLY: 15 feet, by Lot X-2 on said plan;

SOUTHWESTERLY: by Lot Y-1 on said plan, 90 feet;

NORTHWESTERLY: by Lot W on said plan, 150 feet; and

NORTHEASTERLY: by Lots R and Q on said plan, 170 feet.

Said parcel is shown as Lot X-1 on said plan.

All of said boundaries are determined by the Court to be located as shown on a subdivision plan, as approved by the Court, filed in the land Registration Office, a copy of which is filed in the Registry of Deeds for the South Registry District of Middlesex County in Registration Book 530, Page 158, with Certificate 80108 (Plan 4351V).

Together with the right to use the right of way twenty feet wide and one hundred eight feet long extending northwesterly from the said premises to the State Highway as shown on Land Court Plan 4351V in common with others entitled thereto, for all purposes for which private ways are commonly used in the City of Cambridge.

PARCEL 17/Lot W on the Survey

Also another certain parcel of land situated in said Cambridge, bounded and described as follows:

SOUTHWESTERLY: by Lot Y as shown on plan hereinafter mentioned, 70.98 feet;

NORTHWESTERLY: by Lot P on said Plan, 150 feet;

NORTHEASTERLY: by Lot Ron said plan, 70.98 feet; and

SOUTHEASTERLY: by Lot X on said plan, 150 feet.

Said parcel is shown as Lot W on said plan.

All of said boundaries are determined by the Court to be located as shown on a subdivision plan, as approved by the Court, filed in the land Registration Office, a copy of which is filed in the Registry of Deeds for the South Registry District of Middlesex County in Registration Book 495, Page 381, with Certificate 74199 (Plan 4351 U).

PARCEL 18/Acorn Park Drive

The right and easement, appurtenant to Parcels 1-17, inclusive, and Parcels 19, 20 and 22, described in this Exhibit A, to use that portion of Acorn Park Road, owned by AP Cambridge Partners II LLC and located partly in Cambridge and partly in Belmont for access to and from Frontage Road A (a public way) to and from the insured premises on foot and by vehicle and for all purposes for which streets may be used in Cambridge and Belmont, for utilities and for flowage all as set forth in and in accordance with the terms and conditions of that certain document entitled “Declaration, Amendment and Restatement of Easements”, dated November 17, 2000 and filed as Document No. 1155607, and recorded on November 17, 2000 in Book 32042, Page 496.

PARCEL 19/No. 243 Concord Turnpike

All that certain tract or parcel of land with the improvements thereon lying, situate and being in Middlesex County, Massachusetts and being more particularly described as follows:

A certain parcel of land situate on the State Highway, sometimes called the Concord Turnpike, in said Cambridge, bounded and described as follows:

NORTHEASTERLY: on said State Highway, two hundred (200) feet;

NORTHWESTERLY: on the boundary line between Cambridge and Belmont, three hundred and twenty (320) feet more or less;

SOUTHWESTERLY: on the brook, two hundred and fifty-three (253) feet more or less; and

SOUTHEASTERLY: on land now or late of Dutchland Farms, Inc., three hundred and forty (340) feet more or less; containing one and 68/100 (1 68/100) acres and being shown as Lot C on a plan by Fred A. Joyce, Surveyor, dated November 9, 1936, and recorded with the Middlesex South Registry of Deeds in Book 6079, Page 253.

PARCEL 20/Lot 16 on the Survey

A parcel of land situate in the City of Cambridge, County of Middlesex, Commonwealth of Massachusetts and more particularly bounded as follows:

SOUTHERLY: by Lot No. 6, 189.42 feet;

SOUTHWESTERLY: by the same, 424.14 feet;

WESTERLY: by the same, 208.10 feet:

NORTHWESTERLY: by the same, 318.00 feet;

NORTHEASTERLY: by Lot No. 243, 253.94 feet.

NORTHERLY: by land now or formerly Ferdinand F. Martignetti, et al, 78.77 feet; and

EASTERLY: by Lot No 2, 633.29 feet.

Said parcel is shown as Lot 5 on that certain subdivision plan entitled “Land Court Subdivision Plan of Land in Cambridge/Belmont Massachusetts Middlesex County October 24, 2000”, and prepared by the BSC Group, filed as Land Court Plan No. 20345-G, a copy of which is on file at the office of the Land Court Engineers containing 6.61 acres, more or less.

PARCEL 21/As shown on the Survey

Title in and to the fee of that portion of Acorn Park in Arlington lying between Lots 7 and 13 as shown on the Master Plan.  (Being also Lots 7 and 13 as shown on the Survey)

PARCEL 22:

Lot X2/Y2

Two (2) parcels of land situated off Concord Turnpike (Route 2) in the City of Cambridge, Middlesex County, Massachusetts

Lot X 2

Southeasterly by lot F as shown on plan hereinafter mentioned, fifteen feet,

Southwesterly by lot Y2 on said plan, eighty feet; and

Northwesterly, fifteen feet, and

Northeasterly, eighty feet, by lot X1 on said plan

Said parcel is shown as lot X2 on said plan.

All of said boundaries are determined by the Court to be located as shown on a subdivision plan, as approved by the Court, filed in the Land Registration Office, a copy of which is filed in the Registry of Deeds for the South Registry District of Middlesex County in Registration Book 530, Page 158, with Certificate No. 80108 (Land Court Plan 4351V).

Parcel II (Lot Y 2)

Southeasterly by lot F as shown on plan hereinafter mentioned, twenty-five feet,

Southwesterly, eighty feet, and

Northwesterly, twenty-five feet, by lot Y1 on said plan; and

Northeasterly by lot X2 on said plan, eighty feet.

Said parcel is shown as lot Y2 on said plan.

All of said boundaries are determined by the Court to be located as shown on a subdivision plan, as approved by the Court, filed in the Land Registration Office, a copy of which is filed in the Registry of Deeds for the South Registry District of Middlesex County in Registration Book 530, Page 158, with Certificate No 80108 (Land Court Plan 4351V).

PARCEL 23:

The rights and easements, appurtenant to the Parcels described in this Exhibit A, as set forth in that certain DECLARATION OF EASEMENTS, COVENANTS, CONDITIONS AND RESTRICTIONS FOR CAMBRIDGE DISCOVERY PARK by BHX, LLC, as Trustee of Acorn Park Holdings Realty Trust, dated March 22, 2005, and recorded with the Middlesex South County Registry of Deeds on March 31, 2005 in Book 44910, Page 58, and filed with said Registry District as Document No 1369429.

EXHIBIT A-2

PROPERTY DESCRIPTION (PARCEL 100)

EXHIBIT A-2

BUILDING 100 GROUND LEASE AREA

A certain parcel of land situated on the northerly side of Acorn Park Drive in the City of Cambridge, in the County of Middlesex, Commonwealth of Massachusetts, bounded and described as follows:

Beginning at a point in the northerly line of Acorn Park Drive, said point lying S 89° 27’ 22” E a distance of two hundred eighteen and eighty-seven hundredths (218.87) feet from the most southeasterly corner of Parcel 12 / Lot 8 as shown on a plan referenced below, thence

N 00° 00’ 00” E a distance of severity-seven and twenty-four hundredths (77.24) feet to a point; thence

N 31° 27’ 14” E a distance of one hundred twenty-three and fifty-one hundredths (123.51) feet to a point; thence

NORTHEASTERLY and curving to the right along the arc of a curve having a radius of eighty-two and no hundredths (82.00) feet, a length of sixty-seven and eighteen hundredths (67.18) feet to a point; thence

NORTHEASTERLY and curving to the right along the arc of a curve having a radius of eight hundred eighty-four and no hundredths (884.00) feet, a length of one hundred thirty-five and thirty hundredths (135.30) feet to a point; thence

S 00° 00’ 00” W a distance of ninety-four and ninety hundredths (94.00) feet to a point on the northerly face of Proposed Building 100; thence

N 90° 00’ 00” E a distance of fourteen and no hundredths (14.00) feet to a point at the northeast corner of Proposed Building 100; thence

S 00° 00’ 00” W a distance of one hundred forty-four and seventy-six hundredths (144.76) feet in part by the easterly face of Proposed Building 100; thence

N 89° 27’ 22” W a distance of two hundred sixty-six and one hundredth (266.01) feet to the point of beginning, the previous course bounding on Acorn Park Drive as shown on plan hereafter mentioned.

The above described parcel of land contains an area of 52,656 S.F., more or less and is more particularly shown on a plan entitled:  “Cambridge Discovery Park in Cambridge Massachusetts — Building 100 Ground Lease Plan”, prepared by The BSC Group, Inc. and dated February 7, 2005, Dwg. No. 2467-21, a copy of which is attached to the Notice of Lease dated March 22, 2005, between BHX, LLC, as Trustee of Acorn Park Holdings Trust, as landlord and BHX, LLC as Trustee of 100 Discovery Park Realty Trust, as tenant which was recorded on March 31, 2005, in Book 44910, Page 119, and filed as Document No. 1369427.

Parcel II:

The right and easement, appurtenant to Parcel I, described in this Exhibit A, to use Acorn Park Road, a private way, now or formerly owned by AP Cambridge Partners II LLC, and located partly in Cambridge and partly in Belmont for access to and from Frontage Road A (a public way) to and from the insured premises on foot and by vehicle and for all purposes for which streets may be used in Cambridge and Belmont, for utilities and for flowage all as set forth in and in accordance with the terms and conditions of that certain document entitled “Declaration, Amendment and Restatement of Easements”, dated November 17, 2000, and filed as Document No. 1155607, and recorded on November 17, 2000, as Instrument No. 1138, in Book 32042, Page 496.

Parcel III:

The right and easement, appurtenant to Parcel I described in this Exhibit A, to use that portion of the road or way known as Acorn Park, which is private and located in Arlington, for access to and from the insured premises on foot and by vehicle and for all purposes for which streets may be used in Arlington, and for utilities installation.

Parcel IV:

The rights and easements, appurtenant to Parcel I described in this Exhibit A, as set forth in that certain DECLARATION OF EASEMENTS, COVENANTS, CONDITIONS AND RESTRICTIONS FOR CAMBRIDGE DISCOVERY PARK by BHX, LLC, as Trustee of Acorn Park Holdings Realty Trust, dated March 22, 2005, and recorded on March 31, 2005, in Book 44910, Page 58, and filed as Document No. 1369429.

EXHIBIT B

SITE PLAN

CONCORD TURNPIKE - ROUTE 2
ACORN PARK
LITTLE RIVER
LEASE AREA
COMMON GROUND AREA
OPEN SPACE/UNBUILDABLE (NORTH PARCEL)
OPEN SPACE/UNBUILDABLE (SOUTH PARCEL)
POTENTIALLY DEVELOPABLE AREA
EXHIBIT PLAN
ACORN PARK DRIVE
CAMBRIDGE MASSACHUSETTS
CAMBRIDGE DISCOVERY PARK
THE BULFINCH COMPANIES
250 FIRST AVENUE
NEEDHAM, MA 02494
BSC GROUP

EXHIBIT C

BUILDING FLOOR PLAN (FIFTH FLOOR)

EXHIBIT C-1

BUILDING FLOOR PLAN (FIRST FLOOR)

EXHIBIT D

RULES AND REGULATIONS

TBCI, LLC, as Trustee of 100 Discovery Park Realty Trust, and BHX, LLC, as Trustee of Acorn Park I Realty Trust (collectively, “Landlord”), hereby promulgate the rules and regulations (the “Rules and Regulations”) set forth below with respect to the use of the buildings (the “Buildings”) and related amenities located at and known as Cambridge Discovery Park, Cambridge, Massachusetts (the “Property”) by tenants (collectively, the “Tenants,” and individually, a “Tenant”) of the Buildings.  Any space within the Buildings leased by a Tenant is called “Premises.”  The Rules and Regulations are as follows:

1.                                      Sidewalks, doorways, vestibules, stairways, elevators, corridors, halls and other similar areas within the common areas of the Property (the “Common Areas”) shall not be obstructed by any Tenant or used for any purpose other than ingress and egress to and from the portion of the Property leased by the applicable Tenant and for going from one part of the Property to another part of the Property.

2.                                      Except for any signs approved by Landlord, no sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by a Tenant on or to any window, door, corridor or other part of the Buildings which is visible from outside of the Premises without the prior written consent of Landlord.

3.                                      Landlord will provide and maintain a directory board in a Common Area identifying the Tenants.  Without the prior written consent of Lender, no Tenant shall be entitled to maintain any other directory or identifying sign in any Common Area.

4.                                      Movement of furniture, office equipment or any bulky material which requires movement through the Common Areas of the Buildings shall be restricted to such hours as Landlord may reasonably designate, and such movement shall be subject to such restrictions as Landlord may reasonably impose.

5.                                      Landlord shall have the authority to limit the weight of, and to prescribe and restrict the positioning and manner of installation of, safes, file cabinets and other heavy equipment.

6.                                      No Tenant shall use, or permit any person making or receiving any delivery to its Premises to use, any hand trucks except those equipped with rubber tires and side guards.

7.                                      Subject to applicable security restrictions imposed by any governmental body for which Tenant is performing services, all locks for doors in each Tenant’s Premises shall be building standard and no Tenant shall place any additional lock or locks on any door in its Premises without Landlord’s prior written consent.  All requests for duplicate keys shall be made through Landlord and charged to the Tenant.  Upon termination of a Tenant’s tenancy, the Tenant shall deliver to Landlord all keys to the Tenant’s Premises, to interior doors within the Tenant’s Premises, to doors within the Common Areas and to exterior Building doors which have been furnished to or obtained by the Tenant.

8.                                      Corridor doors, when not in use, shall be kept closed.

9.                                      Each Tenant shall lock all doors of its Premises leading to Common Areas at the close of its working day.

10.                               No curtains, blinds, draperies or other window treatments shall be attached to or hung in any window of the Premises of a Tenant on an exterior wall of the Buildings or on an interior wall of any Building dividing the Premises from Common Areas without the prior written consent of Landlord, which consent shall not be unreasonably withheld.

11.                               Plumbing fixtures and appliances shall be used only for the purposes for which they were designed and constructed, and no sweepings, rubbish, rags or other material shall be thrown or placed therein.  The cost of repairing any damage resulting from misuse of the plumbing fixtures or appliances by a Tenant or its employees, agents or invitees shall be borne by the responsible Tenant.

12.                               No Tenant shall use or permit the use of its Premises, or any part thereof, for lodging, for manufacturing, for any immoral or illegal purpose, or for any other purpose which is not permitted by the terms of its lease.

13.                               No vending machines shall be allowed in any Premises without the prior written consent of Landlord, except for vending machines for the sole use of Tenant, its employees and invitees.

14.                               Each Tenant shall, at its expense, provide artificial light and electric current for the employees of Landlord and/or Landlord’s contractors while performing janitorial or other cleaning, maintenance or repair services in the Tenant’s Premises.

15                                  No Tenant will make or permit any of its employees, agents or invitees to make any improper noises in the Buildings or to otherwise interfere in any way with other Tenants or persons having business with them.

16.                               No Tenant shall cause any unnecessary janitorial labor or services by reason of the Tenant’s willful misconduct or carelessness or indifference in the preservation of good order and cleanliness.

17.                               No birds or animals of any kind shall be brought onto or kept on the Property, other than laboratory animals used in a Tenants permitted use of its Premises in accordance with applicable laws.

18.                               Without the prior written consent of Landlord, no Tenant shall use the name of the Project or any picture of the Project or Buildings in any materials promoting or advertising the business of the Tenant, except that each Tenant may use the address of the Project as the address of its business.

19.                               Each Tenant shall cooperate with Landlord to assure the effective operation of the heating and air conditioning systems serving the Tenant’s Premises and the Buildings.  Without limiting the generality of the immediately preceding sentence, each Tenant will, at the request of Landlord, close its window treatments when the sun’s rays fall directly on windows of its Premises.

20.                               Neither Landlord nor the Property manager will be responsible for lost or stolen money, jewelry or other personal property from any areas of the Property, regardless of whether the loss or theft occurs when the area in question is locked.

21.                               Landlord may, in its discretion, institute security measures in the operation of the Property, and Tenants will comply with all such security measures.  Such security measures may include, but are not limited to, requiring persons entering the Building or the Property to identify themselves to a watchman or other person designated by Landlord and to sign in and sign out of the Property, denying access to persons who are not properly identified or appear suspicious, and conducting fire or other emergency drills.  The exercise of such security measures by Landlord and any resulting interruption of a Tenant’s business shall not constitute an eviction or disturbance of a Tenant’s use and possession of its Premises, render Landlord liable to the Tenant for damages, or relieve a Tenant from its obligations under its lease.

22.                               No bicycles or vehicles shall be brought into or kept in any Building.  All bicycles and vehicles brought onto the Property shall be driven and parked only in designated, paved areas.

23.                               Parking on the Property shall be subject to the restrictions set forth in this paragraph and, with respect to any particular Tenant, to any additional restrictions on parking set forth in such Tenant’s lease.  Each Tenant and such Tenant’s employees, agents and invitees shall have the right, in common with others and in connection with the conduct of Tenant’s business at the Property, to park passenger vehicles on portions of the Property which have been striped for parking, provided, however that (a) no Tenant or its employees or agents may park in any space marked “visitor,” and (b) no Tenant or its employees agents or invitees may park in any space marked “reserved,” unless reserved for such Tenant, and (c) persons parking their vehicles will do so exclusively within the marked parking space lines.  No Tenant or its employees, agents or invitees shall have a right to park vehicles on the Property for purposes other than in connection with the Tenant’s business at the Property.  Landlord shall have no responsibility to any Tenant or any Tenant’s employees, agents or invitees for any theft, loss of or damage to any vehicle or its contents on the Property.  Each Tenant’s parking rights, except as otherwise expressly provided in its lease, are in common with other Tenants and on a first come, first served basis, and, except as otherwise expressly provided in its lease or other written agreements with Landlord, no Tenant has the right to any designated parking spaces or to any particular number of parking spaces.

24.                               All vehicles brought onto the Property by Tenant, its employees, agents, customers and invitees shall be in good condition and appearance and shall be drivable.  No such vehicles shall be leaking oil or other fluids.

25                                  Each Tenant will deposit its garbage, trash and refuse only in approved trash containers within the Tenant’s Premises or in designated trash receptacles placed by Landlord within the Common Areas.  No Tenant shall deposit any hazardous, flammable or explosive substances in any trash receptacle on the Property

Landlord reserves the right to rescind, alter or waive any of the Rules and Regulations, and to adopt such additional rules and regulations as part of the Rules and Regulations, from time to time as Landlord reasonably deems it appropriate for the safety, protection, care and cleanliness of the Property, the operation thereof, the preservation of good order therein or the protection and comfort of the Tenants and their employees, agents and invitees.  An alteration or waiver of any of the Rules and Regulations in favor of one Tenant shall not, other than with the consent of Landlord, operate as an alteration or waiver in favor of any other Tenant.  Landlord shall not be responsible to any Tenant for the non-observance or violation by any other Tenant of any of the Rules and Regulations, nor for the enforcement of any of the Rules and Regulations against any other Tenant.  No Tenant shall have the right to enforce any of the Rules and Regulations against any other Tenant

EXHIBIT E

BENEFICIARY:
TBCI, LLC
AS TRUSTEE OF 100 DISCOVERY PARK REALTY TRUST
C/O THE BULFINCH COMPANIES, INC. FIRST NEEDHAM PLACE
250 FIRST AVENUE, SUITE 200
NEEDHAM, MA 02494
ATTN:  ROBERT SCHLAGER

APPLICANT:
GENOCEA BIOSCIENCES, INC.
161 FIRST STREET, SUITE 2C
CAMBRIDGE, MA 02139

AMOUNT:	US$157,773.34 (ONE HUNDRED FIFTY SEVEN THOUSAND SEVEN HUNDRED SEVENTY THREE AND 34/100 US DOLLARS)

EXPIRATION DATE: FEBRUARY 28, 2014

LOCATION:	SANTA CLARA, CALIFORNIA

LADIES AND GENTLEMEN:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF         IN YOUR FAVOR.  THIS LETTER OF CREDIT IS AVAILABLE BY SIGHT PAYMENT WITH OURSELVES ONLY AGAINST PRESENTATION AT THE BANK’S OFFICE (AS DEFINED BELOW) OF THE FOLLOWING DOCUMENTS:

1.              THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENT(S), IF ANY.

2.              YOUR SIGHT DRAFT, IN WHOLE OR IN PART DRAWN ON US IN THE FORM ATTACHED HERETO AS EXHIBIT “A”.

3                 A DATED STATEMENT PURPORTEDLY SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE BENEFICIARY, FOLLOWED BY HIS/HER PRINTED NAME AND DESIGNATED TITLE, STATING ANY OF THE FOLLOWING WITH INSTRUCTIONS IN BRACKETS THEREIN COMPLIED WITH:

(A.)                “AN “EVENT OF DEFAULT” (AS DEFINED IN THE LEASE) HAS OCCURRED BY GENOCEA BIOSCIENCES, INC., AS TENANT UNDER THAT CERTAIN LEASE AGREEMENT DATED                   [INSERT DATE] BY AND BETWEEN TENANT, AND BENEFICIARY, AS LANDLORD.  FURTHERMORE THIS IS TO CERTIFY THAT THE TERMS AND CONDITIONS OF THE LEASE AUTHORIZE LANDLORD TO NOW DRAW DOWN ON THE LETTER OF CREDIT.”

OR

(B.)                “BENEFICIARY HAS RECEIVED A NOTICE FROM SILICON VALLEY BANK THAT ITS IRREVOCABLE LETTER OF CREDIT NUMBER SVBSF                                   WILL NOT BE EXTENDED AND APPLICANT HAS FAILED TO PROVIDE A

REPLACEMENT LETTER OF CREDIT’ SATISFACTORY TO BENEFICIARY AT LEAST THIRTY (30) DAYS PRIOR TO THE CURRENT EXPIRATION DATE.”

THE LEASE MENTIONED ABOVE IS FOR IDENTIFICATION PURPOSES ONLY AND 15 NOT INTENDED THAT SAID LEASE BE INCORPORATED HEREIN OR FORM PART OF THIS LETTER OF CREDIT.

PARTIAL AND MULTIPLE DRAWINGS ARE ALLOWED.

THIS LETTER OF CREDIT MUST ACCOMPANY ANY DRAWINGS HEREUNDER FOR ENDORSEMENT OF THE DRAWING AMOUNT AND WILL BE RETURNED TO BENEFICIARY UNLESS IT IS FULLY UTILIZED.

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT AND/OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE SEND YOU A NOTICE BY REGISTERED MAIL/OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS (OR SUCH OTHER ADDRESS AS BENEFICIARY MAY FROM TIME TO TIME DESIGNATE IN A NOTICE DELIVERED TO SILICON VALLEY BANK AT THE BANK’S OFFICE) THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE THEN-CURRENT EXPIRATION DATE.  BUT IN ANY EVENT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND FEBRUARY 28, 2017 WHICH SHALL BE THE FINAL EXPIRATION DATE OF THIS LETTER OF CREDIT

THE DATE THIS LETTER OF CREDIT EXPIRES IN ACCORDANCE WITH THE ABOVE PROVISION IS THE ‘‘FINAL EXPIRATION DATE”.  UPON THE OCCURRENCE OF THE FINAL EXPIRATION DATE THIS LETTER OF CREDIT SHALL FULLY AND FINALLY EXPIRE AND NO PRESENTATIONS MADE UNDER THIS LETTER OF CREDIT AFTER SUCH DATE WILL BE HONORED.

THIS LETTER OF CREDIT IS TRANSFERABLE WITHOUT COST TO THE BENEFICIARY ONE OR MORE TIMES BY THE ISSUING BANK, AT THE REQUEST OF THE BENEFICIARY, BUT IN EACH INSTANCE ONLY TO A SINGLE BENEFICIARY AS TRANSFEREE AND ONLY UP TO THE THEN AVAILABLE AMOUNT IN FAVOR OF ANY NOMINATED TRANSFEREE THAT IS THE SUCCESSOR IN INTEREST TO BENEFICIARY (“TRANSFEREE”), ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATION, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U.S. DEPARTMENT OF TREASURY AND U.S. DEPARTMENT OF COMMERCE.  AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S), IF ANY, MUST BE SURRENDERED TO US AT OUR ADDRESS INDICATED IN THIS LETTER OF CREDIT TOGETHER WITH OUR LETTER OF TRANSFER DOCUMENTATION AS PER ATTACHED EXHIBIT “B” DULY EXECUTED.  THE CORRECTNESS OF THE SIGNATURE AND TITLE OF THE PERSON SIGNING THE TRANSFER FORM MUST BE VERIFIED BY BENEFICIARY’S BANK.  APPLICANT SHALL PAY OUR TRANSFER FEE OF ¼ OF 1% OF THE TRANSFER AMOUNT (MINIMUM US$250.00) UNDER THIS LETTER OF CREDIT.  ANY REQUEST FOR TRANSFER WILL BE EFFECTED BY US SUBJECT TO THE ABOVE CONDITIONS. HOWEVER, ANY REQUEST FOR TRANSFER IS NOT CONTINGENT UPON APPLICANT’S ABILITY TO PAY OUR TRANSFER FEE.  ANY TRANSFER OF THIS LETTER OF

CREDIT MAY NOT CHANGE THE PLACE OR DATE OF EXPIRATION OF THE LETTER OF CREDIT FROM OUR ABOVE SPECIFIED OFFICE.  EACH TRANSFER SHALL BE EVIDENCED BY OUR ENDORSEMENT ON THE REVERSE OF THE LETTER OF CREDIT AND WE SHALL FORWARD THE ORIGINAL OF THE LETTER OF CREDIT SO ENDORSED TO THE TRANSFEREE.

DRAFT(S) AND DOCUMENTS MUST INDICATE THE NUMBER OF THIS LETTER OF CREDIT.

ALL DEMANDS FOR PAYMENT SHALL BE MADE BY PRESENTATION OF THE ORIGINAL APPROPRIATE DOCUMENTS DURING REGULAR BUSINESS HOURS ON A BUSINESS DAY AT OUR OFFICE (THE “BANK’S OFFICE”) AT:  SILICON VALLEY BANK, 3003 TASMAN DRIVE, MAIL SORT HF210, SANTA CLARA, CALIFORNIA 95054, ATTENTION:  GLOBAL FINANCIAL SERVICES STANDBY LETTER OF CREDIT DEPARTMENT; OR BY FACSIMILE TRANSMISSION AT (408) 969-6510 OR (408) 496-2418 AND SIMULTANEOUSLY UNDER TELEPHONE ADVICE TO: (408) 654-6274 OR (408) 654-7716, ATTENTION STANDBY LETTER OF CREDIT NEGOTIATION DEPARTMENT WITH ORIGINALS TO FOLLOW BY OVERNIGHT COURIER SERVICE, PROVIDED, HOWEVER, THE BANK WILL DETERMINE HONOR OR DISHONOR ON THE BASIS OF PRESENTATION BY FACSIMILE ALONE, AND WILL NOT EXAMINE THE ORIGINALS.

AS USED HEREIN, THE TERM “BUSINESS DAY” MEANS A DAY ON WHICH WE ARE OPEN AT OUR ABOVE ADDRESS IN SANTA CLARA, CALIFORNIA TO CONDUCT OUR LETTER OF CREDIT BUSINESS NOTWITHSTANDING ANY PROVISION TO THE CONTRARY IN THE ISP98 (AS HEREINAFTER DEFINED).  IF THE EXPIRATION DATE OR THE FINAL EXPIRATION DATE IS NOT A BUSINESS DAY THEN SUCH DATE SHALL BE AUTOMATICALLY EXTENDED TO THE NEXT SUCCEEDING DATE WHICH IS A BUSINESS DAY.

WE HEREBY ENGAGE WITH YOU THAT DRAFT(S) DRAWN AND/OR DOCUMENTS PRESENTED UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED UPON PRESENTATION TO SILICON VALLEY BANK.  IF PRESENTED ON OR BEFORE THE EXPIRATION DATE OF THIS LETTER OF CREDIT.

IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FED WIRE TO A U.S. REGULATED BANK, AND WE AND/OR SUCH OTHER BANK MAY RELY ON AN ACCOUNT NUMBER SPECIFIED IN SUCH INSTRUCTIONS EVEN IF THE NUMBER IDENTIFIES A PERSON OR ENTITY DIFFERENT FROM THE INTENDED PAYEE.

EXCEPT SO FAR AS OTHERWISE EXPRESSLY STATED HEREIN, THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICE ISP98, INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590.

SILICON VALLEY BANK,

(FOR BANK USE ONLY)	(FOR BANK USE ONLY)

EXHIBIT “A”

SIGHT DRAFT/BILL OF EXCHANGE

DATE:		REF NO.

AT SIGHT OF THIS DRAFT

PAY TO THE ORDER OF		US$
U.S. DOLLARS

“DRAWN UNDER SILICON VALLEY BANK, SANTA CLARA, CALIFORNIA, IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER NO. SVBSF DATED , 20 ”

TO:	SILICON VALLEY BANK
	3003 TASMAN DRIVE	[INSERT NAME OF BENEFICIARY]
SANTA CLARA, CA 95054

Authorized Signature

GUIDELINES TO PREPARE THE SIGHT DRAFT OR BILL OF EXCHANGE:

1.	DATE	INSERT ISSUANCE DATE OF DRAFT OR BILL OF EXCHANGE.

2.	REF. NO.	INSERT YOUR REFERENCE NUMBER IF ANY.

3.	PAY TO THE ORDER OF: INSERT NAME OF BENEFICIARY.

4.	US$	INSERT AMOUNT OF DRAWING IN NUMERALS/FIGURES.

5.	U.S. DOLLARS	INSERT AMOUNT OF DRAWING IN WORDS.

6.	LETTER OF CREDIT NUMBER INSERT THE LAST DIGITS OF OUR STANDBY L/C NUMBER THAT PERTAINS TO THE DRAWING.

7.	DATED	INSERT THE ISSUANCE DATE OF OUR STANDBY L/C.

NOTE:  BENEFICIARY SHOULD ENDORSE THE BACK OF THE SIGHT DRAFT OR BILL OF EXCHANGE AS YOU WOULD A CHECK.

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SIGHT DRAFT OR BILL OF EXCHANGE, PLEASE CALL OUR L/C PAYMENT SECTION AND ASK FOR: JOHN DOSSANTOS AT (408) 654-6274 OR ENRICO NICOLAS AT (408) 654-7127 OR EVELIO BARAIRO AT (408) 654-3035

EXHIBIT “B”

DATE:

TO:	SILICON VALLEY BANK
	3003 TASMAN DRIVE		RE: IRREVOCABLE STANDBY LETTER
	SANTA CLARA, CA 95054		OF CREDIT NO. ISSUED BY SILICON
	ATTN:	INTERNATIONAL DIVISION	VALLEY BANK, SANTA CLARA
		STANDBY LETTERS OF CREDIT	L/C AMOUNT:

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)
(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE.  TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE.  ALL AMENDMENTS ARE TO BE ADVISED DIRECT TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

SINCERELY,	SIGNATURE AUTHENTICATED

The name(s), title(s), and signature(s) conform to that/those on file with us for the company and the signature(s) is/are authorized to execute this instrument.

We further confirm that the company has been identified applying the appropriate due diligence and enhanced due diligence as required by BSA and all its subsequent amendments.

(BENEFICIARY’S NAME)

(SIGNATURE OF BENEFICIARY)

(NAME AND TITLE)

(Name of Bank)

(Address of Bank)

(City, State, ZIP Code)

(Authorized Name and Title)

EXHIBIT F

SECRETARY’S CERTIFICATE

The undersigned hereby certifies that he/she is the Secretary of Genocea Biosciences, Inc., a Delaware corporation (the “Corporation”), and that the execution and delivery of the foregoing lease by Robert E. Farrell, the Vice President of Finance and Administration of the Corporation, has been duly authorized by a vote of the board of directors of the Corporation which is in full force and effect as of this day and that Robert E. Farrell has in fact signed the foregoing lease.

[Signature Page Follows]

/s/ Marc A. Rubenstein
Marc A. Rubenstein, Secretary
Date: July 9, 2012

[Signature Page to Secretary’s Certificate]